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                                TIME WARNER INC.




                              4% Subordinated Notes
                              due December 23, 1997





                                    INDENTURE




                           Dated as of August 15, 1995





                                 Chemical Bank,
                         a New York banking corporation,
                                     Trustee









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                                TABLE OF CONTENTS


                                                                            Page
                                                                            ----



                                    ARTICLE I

                   Definitions and Incorporation by Reference

SECTION 1.01.  Definitions ................................................    1
SECTION 1.02.  Other Definitions ..........................................    4
SECTION 1.03.  Incorporation by Reference of Trust
                    Indenture Act .........................................    6
SECTION 1.04.  Rules of Construction ......................................    6


                                   ARTICLE II

                                    The Notes

SECTION 2.01.  Form and General Terms .....................................    7
SECTION 2.02.  Execution and Authentication ...............................    7
SECTION 2.03.  Registrar and Paying Agent .................................    8
SECTION 2.04.  Paying Agent to Hold Money in
                    Trust .................................................    8
SECTION 2.05.  Noteholder Lists ...........................................    9
SECTION 2.06.  Transfer and Exchange ......................................    9
SECTION 2.07.  Replacement Notes ..........................................    9
SECTION 2.08.  Outstanding Notes ..........................................   10
SECTION 2.09.  Temporary Notes ............................................   10
SECTION 2.10.  Cancellation ...............................................   11
SECTION 2.11.  Defaulted Interest .........................................   11
SECTION 2.12.  Global Note ................................................   12


                                   ARTICLE III

                            Redemption; Distribution

SECTION 3.01.  Optional Redemption ........................................   14
SECTION 3.02.  Selection of Notes To Be Redeemed ..........................   15
SECTION 3.03.  Special Event Redemption
                      or Distribution .....................................   15






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SECTION 3.04.  Notice of Redemption .......................................   17
SECTION 3.05.  Effect of Note Redemption Notice ...........................   18


                                   ARTICLE IV

                                    Covenants

SECTION 4.01.  Payment of Notes............................................   20
SECTION 4.02.  Maintence of Office or Agency...............................   20
SECTION 4.03.  Money for Security Payments to
                 be Held in Trust..........................................   21
SECTION 4.04.  SEC Reports.................................................   22
SECTION 4.05   Compliance Certificate......................................   22
SECTION 4.06   Listing of Notes............................................   22
SECTION 4.07   Exchanges of LYONs and Redemptions..........................   22
SECTION 4.08   Expenses....................................................   23


                                    ARTICLE V

                              Successor Corporation

SECTION 5.01.  When Corporation May Merge, etc ............................   23


                                   ARTICLE VI

                              Defaults and Remedies

SECTION 6.01.  Events of Default ..........................................   24
SECTION 6.02.  Acceleration ...............................................   25
SECTION 6.03.  Other Remedies .............................................   27
SECTION 6.04.  Waiver of Past Defaults ....................................   27
SECTION 6.05.  Control of Majority ........................................   28
SECTION 6.06.  Limitation on Suits ........................................   28
SECTION 6.07.  Rights of Holders To Receive
                    Payment ...............................................   28
SECTION 6.08.  Collection Suit by Trustee .................................   29
SECTION 6.09.  Trustee May File Proofs of Claim ...........................   29
SECTION 6.10.  Priorities .................................................   29
SECTION 6.11.  Undertaking for Costs ......................................   30
SECTION 6.12.  Restoration of Rights on
                    Abandonment of Proceedings ............................   30









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                                   ARTICLE VII

                                     Trustee

SECTION 7.01.  Duties of Trustee ..........................................   30
SECTION 7.02.  Rights of Trustee ..........................................   32
SECTION 7.03.  Individual Rights of Trustee, etc ..........................   32
SECTION 7.04.  Trustee's Disclaimer .......................................   32
SECTION 7.05.  Notice of Defaults .........................................   32
SECTION 7.06.  Reports by Trustee to Holders ..............................   33
SECTION 7.07.  Compensation and Indemnity .................................   33
SECTION 7.08.  Replacement of Trustee .....................................   34
SECTION 7.09.  Successor Trustee by Merger, etc ...........................   35
SECTION 7.10.  Eligibility; Disqualification ..............................   35
SECTION 7.11.  Preferential Collection of Claims
                    Against Corporation ...................................   35


                                  ARTICLE VIII

                                   [Reserved]


                                   ARTICLE IX

                       Amendments, Supplements and Waivers

SECTION 9.01.  Without Consent of Holders .................................   36
SECTION 9.02.  With Consent of Holders ....................................   36
SECTION 9.03.  Compliance with Trust Indenture
                    Act ...................................................   37
SECTION 9.04.  Revocation and Effect of Consents ..........................   37
SECTION 9.05.  Notation on or Exchange of Notes ...........................   38
SECTION 9.06.  Trustee To Sign Amendments, etc ............................   38


                                    ARTICLE X

                                 Exchange Right

SECTION 10.01. Exchange Right .............................................   38
SECTION 10.02. Exchange Rights Upon Maturity ..............................   38
SECTION 10.03. Optional Redemption and Special
                    Redemption ............................................   39
SECTION 10.04. Definitions ................................................   40
SECTION 10.05. Notice of Exercise .........................................   42
SECTION 10.06. Delivery of Exchange Property;
                    Effect on Holders .....................................   42







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SECTION 10.07. Fractional Shares ..........................................   43
SECTION 10.08. Adjustment of Exchange Rate ................................   43




                                   ARTICLE XI

                                  Subordination

SECTION 11.01. Agreement to Subordinate ...................................   54
SECTION 11.02. Certain Definitions ........................................   55
SECTION 11.03. Liquidation, Dissolution,
                    Bankruptcy ............................................   56
SECTION 11.04. Default on Senior Indebtedness .............................   58
SECTION 11.05. Disputes with Holders of Certain
                    Senior Indebtedness ...................................   59
SECTION 11.06. Acceleration of Notes ......................................   60
SECTION 11.07. When Distribution Must Be Paid
                    Over ..................................................   60
SECTION 11.08. Relative Rights ............................................   60
SECTION 11.09. Subordination May Not Be Impaired
                    by Corporation ........................................   61
SECTION 11.10. Distribution or Notice to
                    Representative ........................................   61
SECTION 11.11. Rights of Trustee and Paying
                    Agent .................................................   61
SECTION 11.12. Notice to Trustee ..........................................   61
SECTION 11.13. Trustee Not a Fiduciary ....................................   62
SECTION 11.14. Effectuation of Subordination by
                    Trustee ...............................................   62
SECTION 11.15. Article Applicable to Paying
                    Agents ................................................   62


                                   ARTICLE XII

                                  Miscellaneous

SECTION 12.01. Trust Indenture Act Controls ...............................   63
SECTION 12.02. Notices ....................................................   63
SECTION 12.03. Communication by Holders with Other
                    Holders ...............................................   63
SECTION 12.04. Certificate and Opinions as to
                    Conditions Precedent ..................................   64
SECTION 12.05. Statements Required in Certificate
                    or Opinion ............................................   64
SECTION 12.06. Rules by Trustee, Paying Agent
                    and Registrar .........................................   64
SECTION 12.07. Payment Date ...............................................   65






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SECTION 12.08. Governing Law ..............................................   65
SECTION 12.09. No Adverse Interpretation of Other
                    Agreements ............................................   65
SECTION 12.10. No Recourse Against Others .................................   65
SECTION 12.11. Successors .................................................   65
SECTION 12.12. Duplicate Originals ........................................   65
SECTION 12.13  Assignment .................................................   65
SECTION 12.14  Tax Characterization .......................................   66


SIGNATURES     ............................................................   67


Exhibit A      Form of Note























--------------------

Notes: This Table of Contents shall not, for any purposes, be deemed to be a part of the Indenture.






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                              INDENTURE dated as of August 15, 1995, between
                        TIME WARNER INC., a Delaware corporation (the "Corporation"), and Chemical Bank, a New York banking corporation (the "Trustee").


            Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Corporation's 4% Subordinated Notes due December 23, 1997 (the "Notes"):


                                    ARTICLE I

                   Definitions and Incorporation by Reference

            SECTION 1.01. Definitions.

            "Affiliate" has the same meaning as given to that term in Rule 405 of the Securities Act of 1933, as amended, or any successor rule thereunder.

            "AMEX" means the American Stock Exchange.

            "Board of Directors" means (i) the board of directors of the Corporation, (ii) any duly authorized committee of such board, (iii) any committee of officers of Time Warner or (iv) any officer of Time Warner acting, in the case of (ii) or (iii), pursuant to authority granted by the board of directors of Time Warner or any committee of such board.

            "Business Day" means any day other than a Saturday or Sunday or any other day on which banking institutions in New York, New York, are authorized or required by law to close.

            "Capital Stock" for any corporation means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interest in (however designated) stock issued by that corporation.

            "Common Securities" means the securities issued by the Trust representing undivided beneficial interests in the assets of the Trust, having the terms set forth in Exhibit C to the Declaration.








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            "Common Stock" means the class of Common Stock, par value $1.00 per share, of the Corporation authorized at the date of this Indenture as originally signed, or any other class of stock resulting from successive changes or reclassifications of such Common Stock consisting solely of changes in par value, or from par value to no par value, and in any such case including any shares thereof authorized after the date of this Indenture.

            "Corporation" means the party named as such in this Indenture until a successor replaces it pursuant to the applicable provisions of this Indenture, and thereafter means the successor.

            "Declaration" means the Amended and Restated Declaration of Trust, dated as of August 15, 1995, among the trustees of the Trust named therein, the Corporation, as Sponsor, and the holders from time to time of the Preferred Securities.

            "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

            "Exchange Act" means the Securities Exchange Act of 1934, as amended.

            "Hasbro" means Hasbro, Inc., a Rhode Island corporation.

            "Hasbro Common Stock" means the shares of common stock, par value $.50 per share, of Hasbro as exist on the date of this Indenture or any other Capital Stock of Hasbro into which such shares shall be reclassified or changed.

            "Holder" or "Noteholder" means the Person in whose name a Note is registered on the Registrar's books. All references to Holders of a particular Principal Amount of the Notes mean Holders of the relevant Principal Amount of the Notes at the time outstanding.

            "Indenture" means this Indenture as amended or supplemented from time to time.

            "Issuer" means any issuer, from time to time, of a security constituting Exchange Property.

            "LYONs" means the Corporation's outstanding Liquid Yield Option Notes due 2012.







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            "Nasdaq" means The Nasdaq Stock Market.

            "Notes" means the Notes issued under this Indenture substantially in the form of Exhibit A hereto as amended or supplemented from time to time, and such term shall include for all purposes any Trust Securities that upon a dissolution of the Trust and distribution of the Notes to Holders of the Trust Securities in accordance with Section 3.03 or otherwise shall be deemed to represent Notes.

            "NYSE" means the New York Stock Exchange, Inc.

            "Officer" means the Chairman of the Board or any Co-Chairman of the Board, the Vice Chairman of the Board, the Chief Executive Officer or any Co-Chief Executive Officer, the President, any Vice President, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, any Assistant Controller, the Secretary or any Assistant Secretary of the Corporation.

            "Officers' Certificate" means a certificate signed by the Chairman of the Board or any Co-Chairman of the Board, the Vice Chairman of the Board, the Chief Executive Officer or any Co-Chief Executive Officer, the President or any Vice President, and by the Chief Financial Officer, the Treasurer, an Assistant Treasurer, the Controller, an Assistant Controller, the Secretary or an Assistant Secretary of the Corporation and delivered to the Trustee.

            "Opinion of Counsel" means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Corporation.

            "Person" means any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

            "Preferred Securities" means the $1.24 Preferred Exchangeable Redemption Cumulative Securities issued by the Trust representing undivided beneficial interest in the assets of the Trust and having the terms set forth in Exhibit B to the Declaration.

            "Principal Amount" means, with respect to each Note, $31.00.








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            "SEC" means the Securities and Exchange Commission.

            "Stated Amount" means, with respect to each Trust Security, $31.00.

            "Subsidiary" means with respect to any Person, any corporation more than 50% of the voting stock of which is owned directly or indirectly by such Person, and any partnership, association, joint venture or other entity in which such Person owns more than 50% of the equity interests or has the power to elect a majority of the board of directors or other governing body.

            "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. ss.ss. 77aaa-77bbbb) as in effect from time to time.

            "Trustee" means the party named as such in this Indenture until a successor replaces it and thereafter means the successor.

            "Trust Officer" means any officer or assistant officer of the Trustee with direct responsibility for the administration of this Indenture.

            "Trust Securities" means the Common Securities and the Preferred Securities.

            "Uniform Commercial Code" means the Uniform Commercial Code prepared under the joint sponsorship of The American Law Institute and the National Conference of Commissioners on Uniform State Laws, and references to sections thereof are deemed to be references to such sections as adopted by the State named in Section 12.08.

            SECTION 1.02. Other Definitions. The following terms have the meanings given to them in the Declaration (including the Exhibits thereto) as in effect on the date hereof: (i) Clearing Agency; (ii) Delaware Trustee; (iii) Dissolution Tax Opinion; (iv) Distribution; (v) Investment Company Event; (vi) No Recognition Opinion; (vii) Property Trustee; (viii) Preferred Security Certificate; (ix) Regular Trustees; (x) Security Registrar; (xi) Special Event;
(xii) Tax Event; (xiii) Trust; and (xiv) Global Certificate.

            The following terms are defined in the relevant Section of this Indenture as set forth below.







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                                                                Defined in
                              Term                               Section
                              ----                               -------

            "Acceleration Price" .......................           6.02
            "Average Quoted Price" .....................          10.08
            "Bankruptcy Law" ...........................           6.01
            "Custodian" ................................           6.01
            "Defaulted Interest" .......................           2.11
            "Depositary" ...............................          10.07
            "Discharge Date" ...........................           8.01
            "Equivalent Notes" .........................          11.03
            "Event of Default" .........................           6.01
            "Ex-Dividend Time" .........................          10.08
            "Exchange Adjustment Event" ................          10.08
            "Exchange Property" ........................          10.04
            "Exchange Rate" ............................          10.04
            "Exchange Right" ...........................          10.01
            "Exchange Valuation Price" .................          10.04
            "Extraordinary Cash Dividends" .............          10.08
            "Global Note" ..............................           2.12
            "Initial Shares" ...........................          10.04
            "Interest Payment Date" ....................           3.03
            "Maturity Date" ............................           2.01
            "Maturity Payment Amount" ..................           2.01
            "Minimum Denomination" .....................           2.01
            "Ministerial Action" .......................           3.05
            "Non-book-Entry Preferred
            "Securities" ...............................           2.12
            "Non-Equity Security" ......................          10.04
            "Note Call Price" ..........................           3.01
            "Note Redemption Notice" ...................           3.04
            "Note Redemption Price" ....................           3.03
            "Notice of Default" ........................           6.01
            "Optional Redemption Date" .................           3.01
            "Paying Agent" .............................           2.03
            "Purchase Sale Price" ......................          10.04
            "Quoted Price" .............................          10.08
            "Redemption Date" ..........................           3.03
            "Registrar" ................................           2.03
            "Representative" ...........................          11.02
            "Senior Indebtedness" ......................          11.02
            "Special Redemption Date" ..................           3.03
            "Special Redemption Price" .................           3.03








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            "Tender Offer Consideration" ...............          10.08
            "Time of Determination" ....................          10.08
            "Trading Day" ..............................          10.04
            "Underlying Exchange Property" .............          10.08


            SECTION 1.03. Incorporation by Reference of Trust Indenture Act. Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

            "Commission" means the SEC.

            "indenture securities" means the Notes.

            "indenture security holder" means a Noteholder.

            "indenture to be qualified" means this Indenture.

            "indenture trustee" or "institutional trustee" means the Trustee.

            "obligor" on the indenture securities means the Corporation.

            All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them.

            SECTION 1.04. Rules of Construction. Unless the context otherwise requires:

            (1) a term has the meaning assigned to it;

            (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles;

            (3) "or" is not exclusive;

            (4) words in the singular include the plural, and in the plural include the singular; and

            (5) provisions apply to successive events and transactions.








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                                   ARTICLE II

                                    The Notes

            SECTION 2.01. Form and General Terms. The Notes and the Trustee's certificate of authentication shall be substantially in the form of Note attached hereto as Exhibit A. Except as provided in Section 2.12, the Notes shall be issued in fully registered form without interest coupons. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note shall be dated the date of its authentication, shall bear interest from and including the date set forth therein and shall be payable on the dates specified on the face of the above-mentioned form of Note.

            The Notes shall be limited to an aggregate Principal Amount for all Notes equal to $385,344,756, such amount being the sum of (i) the aggregate Stated Amount of the Preferred Securities and (ii) the proceeds received by the Trust upon issuance of the Common Securities to the Corporation. The aggregate Principal Amount of Notes outstanding at any time may not exceed that amount except as provided in Sections 2.07 and 2.08. The Notes will be issued in denominations of $31 (the "Minimum Denomination") and integral multiples thereof. The Notes shall mature on December 23, 1997 (the "Maturity Date"). Subject to the exercise by the Corporation pursuant to Article X hereof of the Exchange Right, the amount payable upon maturity for each Minimum Denomination of Notes shall be equal to (a) the lesser of (i) $54.41 and (ii) the Exchange Valuation Price on the Trading Day immediately preceding December 17, 1997 of such amount of Exchange Property as relates to each Minimum Denomination of Notes at such time (such amount the "Maturity Payment Amount"), plus (b) an amount equal to all accrued and unpaid interest on such Minimum Denomination to but excluding the Maturity Date. The Corporation shall deliver to the Trustee an Officers' Certificate setting forth the amount of the Maturity Payment Amount at least two Business Days prior to the Maturity Date.

            SECTION 2.02. Execution and Authentication. Two Officers, one of whom must be the Secretary or an Assistant Secretary of the Corporation, shall sign the Notes for the Corporation by manual or facsimile signature. The Corporation's seal shall be impressed, affixed, imprinted or reproduced on the Notes.








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            If an Officer whose signature is on a Note no longer holds that office at the time the Trustee authenticates the Note, the Note shall be valid nevertheless.

            A Note shall not be valid until the Trustee manually signs the certificate of authentication on the Note. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

            The Trustee shall authenticate Notes for original issue in the aggregate Principal Amount, upon a written order of the Corporation signed by two Officers or by an Officer and an Assistant Treasurer or an Assistant Secretary of the Corporation, which written order shall set forth such aggregate Principal Amount.

            SECTION 2.03. Registrar and Paying Agent. The Corporation shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange ("Registrar") and an office or agency where Notes may be presented for payment or for exchange upon the exercise by the Corporation of the Exchange Right ("Paying Agent"). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Corporation may have one or more co-registrars and one or more additional paying agents. The term "Paying Agent" includes any additional paying agent.

            The Corporation shall enter into an appropriate agency agreement with any Registrar, Paying Agent or co-registrar not a party to this Indenture. Each such agreement shall implement the provisions of this Indenture that relate to such agent. The Corporation shall notify the Trustee of the name and address of any such agent. If the Corporation fails to maintain a Registrar or Paying Agent, the Trustee shall act as such.

            The Corporation initially appoints the Trustee as Registrar and Paying Agent.

            SECTION 2.04. Paying Agent To Hold Money in Trust. Each Paying Agent shall hold in trust for the benefit of Noteholders or the Trustee all money held by the Paying Agent for the payment of principal of or interest on the Notes, and shall notify the Trustee of any default by the Corporation in making any such payment. If the Corporation or a Subsidiary of the Corporation acts as Paying Agent, it shall segregate the money and hold it as a







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separate trust fund. The Corporation or the Trustee at any time may require a
Paying Agent to pay all money held by it to the Trustee. Upon doing so, the Paying Agent shall have no further liability for such money.

            SECTION 2.05. Noteholder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Noteholders. If the Trustee is not the Registrar, the Corporation shall furnish to the Trustee on or before each Interest Payment Date and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Noteholders.

            SECTION 2.06. Transfer and Exchange. When a Note is presented to the Registrar or a co-registrar with a request to register a transfer, the Registrar shall register the transfer as requested if the requirements of the Trustee (which shall include the requirements of Section 8-401(l) of the Uniform Commercial Code) are met. When Notes are presented to the Registrar or a co-registrar with a request to exchange them for an equal aggregate Principal Amount of Notes of other authorized denominations, the Registrar shall make the exchange as requested if the same requirements are met. To permit registration of transfers and exchanges, the Trustee shall authenticate Notes at the Registrar's request. The Corporation may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges and may charge a reasonable fee for any registration of transfer or exchange but not for any registration of transfer or exchange pursuant to Section 2.09, Section 3.03,
Section 9.05 or Article X. Neither the Corporation nor the Trustee shall be required to register the transfer or exchange of Notes selected for redemption as set forth in a Note Redemption Notice (except, in the case of Notes to be redeemed in part, the portion thereof not to be redeemed), or for a period of 15 days before a selection of Notes to be redeemed or before a Redemption Date or an Interest Payment Date.

            SECTION 2.07. Replacement Notes. If the Holder of a Note claims that the Note has been lost, destroyed or wrongfully taken, the Corporation may issue and the Trustee shall authenticate a replacement Note if the requirements of the Trustee (which shall include the requirements of Section 8-405 of the Uniform Commercial Code) are met. Such Holder shall furnish an indemnity bond sufficient in the judgment of the Corporation and the Trustee to protect the







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Corporation, the Trustee, the Paying Agent, the Registrar or any co-registrar from any loss which any of them may suffer if a Note is replaced. The Corporation may charge the relevant Holder for its expenses in replacing a Note. Any such replacement Note shall constitute an additional contractual obligation of the Corporation in lieu of the Note in replacement of which it was issued.

            SECTION 2.08. Outstanding Notes. Notes outstanding at any time are all Notes authenticated by the Trustee except for those canceled by it and those described in this Section. Any Note held by the Corporation or an Affiliate of the Corporation shall cease to be outstanding for all purposes (whether or not the Corporation shall deliver such Note to the Trustee in accordance with
Section 2.10), except that for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes which a Trust Officer of the Trustee knows are so owned shall be so disregarded.

            If a Note is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee and the Corporation receive proof satisfactory to them that the replaced Note is held by a bona fide purchaser.

            If the Paying Agent holds on any Redemption Date or the Maturity Date money (or Exchange Property, or both, as applicable, if the Corporation shall have elected to exercise the Exchange Right) sufficient to satisfy the Notes payable on such date, then on and after that date such Notes shall cease to be outstanding and interest on them shall cease to accrue.

            If a particular Note is called for redemption and if the Corporation has satisfied its obligation to pay such Note, the Corporation and the Trustee need not treat such Note as outstanding in determining whether Holders of the required aggregate Principal Amount of Notes have concurred in any direction, waiver or consent.

            SECTION 2.09. Temporary Notes. Until definitive Notes are ready for delivery, the Corporation may prepare and the Trustee shall upon receipt of a written order as set forth in Section 2.02 authenticate temporary Notes. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Corporation considers appropriate for temporary Notes. Without unreasonable delay, the Corporation shall prepare







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and the Trustee shall authenticate definitive Notes in exchange for temporary
Notes. Until exchanged for definitive Notes, a holder of temporary Notes shall have all the rights of a holder of definitive Notes.

            SECTION 2.10. Cancellation. The Corporation at any time may deliver Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, payment or exchange in connection with an exercise by the Corporation of the Exchange Right, or otherwise. The Trustee and no one else shall cancel and destroy all Notes surrendered for such cancellation, registration of transfer, payment, or exchange and shall deliver a certificate of such destruction to the Corporation unless the Corporation directs the Trustee to deliver canceled Notes to the Corporation. The Corporation may not issue new Notes to replace Notes it has paid or delivered to the Trustee for cancellation or that have been exchanged pursuant to Article X.

            SECTION 2.11. Defaulted Interest. (a) Any interest on any Note which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called "Defaulted Interest") shall forthwith cease to be payable to the registered holder on the relevant regular record date by virtue of having been such holder; and such Defaulted Interest shall be paid by the Corporation, at its election, as provided in clause (i) or clause (ii) below:

            (i) The Corporation may make payment of any Defaulted Interest to the persons in whose names such Notes are registered at the close of business on a special record date for the payment of such Defaulted Interest, which shall be fixed in the following manner: the Corporation shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each such Note and the date of the proposed payment, and at the same time the Corporation shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a special record date for the payment of such Defaulted Interest which shall be not more than 15 nor less than 10 days prior to the date







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                                                                              12










of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Corporation of such special record date and, in the name and at the expense of the Corporation, shall cause notice of the proposed payment of such Defaulted Interest and the special record date thereof to be mailed, first class postage prepaid, to each Noteholder at his or her address as it appears in the books of the Registrar, not less than 10 days prior to such special record date. Notice of the proposed payment of such Defaulted Interest and the special record date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the persons in whose names such Notes are registered on such special record date and shall be no longer payable pursuant to the following clause (ii).

            (ii) The Corporation may make payment of any Defaulted Interest on any Notes in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Notes may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Corporation to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

            (b) The term "regular record date" as used in this Section with respect to any Interest Payment Date shall mean the fifteenth day of each March, June, September or December preceding each Interest Payment Date.

            (c) Subject to the foregoing provisions of this Section, each Note delivered under this Indenture upon registration of transfer or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.

            SECTION 2.12. Global Note. (a) In the event the Corporation causes, pursuant to Section 3.03 or otherwise, the Notes held by the Property Trustee to be distributed to holders of the Trust Securities;

            (i) if all the Preferred Securities are held in book-entry-only form in the form of one or more Global Certificates, the Notes in certificated form shall be presented to the Trustee by the Property Trustee in exchange for one or more global Notes in an aggregate







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


                                                                              13










                        Principal Amount equal to the aggregate Principal Amount of the outstanding Notes (each, a "Global Note"), to be registered in the name of the Depositary, or its nominee, and delivered by the Trustee to the Depositary in exchange for one or more Global Certificate or Certificates held by the Depositary for crediting to the accounts of its participants pursuant to the instructions of the Regular Trustees. The Corporation upon any such presentation shall execute a Global Note in such aggregate Principal Amount and deliver the same to the Trustee for authentication and delivery in accordance with this Indenture. Payments on the Notes issued as a Global Note will be made to the Depositary; and

                  (ii) if any Preferred Securities are held in non- book-entry certificated form, (A) the Notes in certificated form and (B) the register of holders of the Preferred Securities shall be presented to the Trustee by the Property Trustee and each Preferred Security Certificate which represents Preferred Securities (including Preferred Securities registered in the name of the Depositary or its nominee) ("Non-Book-Entry Preferred Securities") will be deemed to represent beneficial interests in Notes presented to the Trustee by the Property Trustee having an aggregate Principal Amount equal to the aggregate Stated Amount of the Non-Book-Entry Preferred Securities (and the Trustee shall register such holders of such Preferred Securities as the registered holders of such Notes) until such Preferred Security Certificate is presented to the Trustee for registration of transfer or exchange at which time such Preferred Security Certificate will be canceled and a Note registered in the name of the holder (or the transferee thereof) of such Preferred Security Certificate with an aggregate Principal Amount equal to the aggregate Stated Amount of the Preferred Security Certificate canceled will be executed by the Corporation and delivered to the Trustee for authentication and delivery in accordance with this Indenture.







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                                                                              14











            (b) A Global Note shall be exchangeable for Notes registered in the names of persons other than the Depositary or its nominee only if (i) the Depositary notifies the Corporation that it is unwilling or unable to continue as a depositary for such Global Note and no successor depositary shall have been appointed, (ii) the Depositary, at any time, ceases to be a clearing agency registered under the Exchange Act at which time the Depositary is required to be so registered to act as such Depositary and no successor depositary shall have been appointed, or (iii) the Corporation in its sole discretion determines that such Global Note shall be so exchangeable. Any Global Note that is exchangeable pursuant to the preceding sentence shall be exchangeable for Notes registered in such names as the Depositary shall direct.


                                   ARTICLE III

                            Redemption; Distribution

            SECTION 3.01. Optional Redemption. The Corporation, subject to the provisions of Section 11.04 hereof, shall have the right to redeem the Notes, in whole or in part, from time to time, upon not less than 20 nor more than 45 Business Days' written notice to the Holders, at the Note Call Price in effect on the date of redemption (the "Optional Redemption Date"), plus cash in an amount equal to all accrued and unpaid interest on each Minimum Denomination of the Notes so called to but excluding the Optional Redemption Date. The "Note Call Price" is initially equal to (a) $54.41 per Minimum Denomination plus (b) an amount initially equal to $2.30 per Minimum Denomination, declining by $.002712 for each day that shall have elapsed in the period from the date of issue of the Notes to but excluding the Optional Redemption Date (the number of days in such period being computed on the basis of a 360-day year of twelve 30-day months) to $.16 on October 23, 1997, and $0 thereafter.

            If a partial redemption of the Notes would result in the delisting of the Preferred Securities from any national securities exchange or other self-regulatory organization (including Nasdaq) on which the Preferred Securities are then listed, the Corporation shall not effect such partial redemption and may only redeem the Notes in whole.








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

            SECTION 3.02. Selection of Notes To Be Redeemed. If less than all the Notes are to be redeemed in any optional redemption, the Trustee shall select the Notes to be redeemed by a method the Trustee deems fair and appropriate. The Trustee shall make the selection from outstanding Notes not previously called for redemption. Notes and portions of them it selects shall be in amounts equal to the Minimum Denomination or a whole multiple of the Minimum Denomination. Provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

            SECTION 3.03. Special Event Redemption or Distribution. (a) (i) If, at any time, a Special Event shall occur and be continuing, the Corporation shall elect to either:

            (A) direct the Regular Trustees to dissolve the Trust and cause Notes having an aggregate Principal Amount equal to the aggregate Stated Amount of, and accrued and unpaid interest equal to accrued and unpaid Distributions on, and having the same record date for payment as, the Trust Securities outstanding at such time, to be distributed by the Regular Trustee to the Holders of the Trust Securities on a Pro Rata Basis (determined without regard to the proviso in the definition of such term) in liquidation of such holders' interests in the Trust, within 90 days following the occurrence of such Special Event, provided, however, that in the case of the occurrence of a Tax Event, as a condition of any such dissolution and distribution, the Regular Trustees shall have received an opinion of nationally recognized independent tax counsel experienced in such matters (a "No Recognition Opinion"), which opinion may rely on any then applicable published revenue ruling of the Internal Revenue Service, to the effect that the holders of the Preferred Securities will not recognize any gain or loss for United States Federal income tax purposes as a result of the dissolution of the Trust and distribution of Notes;

            (B) to redeem the Notes in accordance with this Indenture or

            (C) in the case of a Tax Event, allow the Notes and the Trust Securities to remain outstanding and indemnify the Trust for all taxes payable by it as a result of such change in law or interpretation;

provided that, if and as long as at the time there is available to the Trust the opportunity to eliminate, within 90 days following the occurrence of such Special Event (the "90-Day Period"), the Special Event by taking some ministerial action, such as filing a form or making an election, or pursuing some other similar reasonable measure that has no adverse effect on the Trust, the Corporation or the holders of the Trust Securities (a "Ministerial Action"), the Corporation shall not be permitted to redeem the Notes; provided further, that the Corporation shall have no right to redeem the Notes or direct the Regular Trustees to dissolve the Trust while the Regular Trustees are pursuing such Ministerial Action unless the Special Event shall not have been so eliminated by the 85th day following the occurrence thereof, in which case the Corporation shall be permitted to direct the Regular Trustees or to provide notice to the holders of the redemption of the Notes; provided further, that if dissolution of the Trust and distribution of the Notes to the holders of the Trust Securities would eliminate the condition causing the Special Event and all other conditions to such dissolution and distribution have been satisfied, the Corporation will not be permitted to redeem the Notes at the Special Redemption Price; and provided further, that the Corporation shall not be permitted to direct the Regular Trustees to dissolve the Trust and distribute the Notes to the holders of the Trust Securities upon the occurrence of the condition described in clause (2) in the definition of "Tax Event" if, after giving effect to such dissolution and distribution, the Corporation would not be permitted to deduct a greater percentage of the interest payable on the Notes than it had been permitted to deduct for United States Federal income tax purposes prior to the occurrence of such Tax Event.

            (ii) In the event the Corporation shall elect to redeem the Notes in accordance with (and subject to) paragraph (i) above upon the occurrence and continuation of a Special Event, the Corporation shall be entitled to so redeem the Notes in whole (but not in part), upon not less than 20 nor more than 45 Business Days' written notice to the Holders, within the 90-Day Period (such date of redemption a "Special Redemption Date") at the Special Redemption Price in effect on the date fixed for such redemption, plus cash in an amount equal to all accrued and unpaid interest on the Notes to but excluding the Special Redemption Date. The "Special Redemption Price" is an amount per Minimum Denomination of Notes equal to (1) the lesser of (A) $54.41 and (B) the Exchange Valuation Price on the Trading Day immediately preceding the Special Redemption

Date of such amount of Exchange Property as relates to one Preferred Security at such time, plus (2) an amount initially equal to $2.30, declining by $.002712 for each day following the issue date of the Notes (computed on the basis of a 360-day year of twelve 30-day months) to $.16 on October 23, 1997 and $0 thereafter. References herein to "Redemption Date" shall refer to the Optional Redemption Date or the Special Redemption Date, as the case may be, and references to "Note Redemption Price" shall refer to the Note Call Price or the Special Redemption Price, as applicable.

            (b) Upon the distribution of Notes to holders of Preferred Securities as a result of the occurrence of a Special Event, subject to applicable law (including, without limitation, United States Federal securities laws), the Corporation or any of its Affiliates may at any time and from time to time purchase outstanding Notes by tender, in the open market or by private agreement.

            SECTION 3.04. Notice of Redemption. (a) At least 20 but not more than 45 Business Days before any Redemption Date, the Corporation shall mail a notice of redemption (a "Note Redemption Notice") by first-class mail to the Trustee and each Holder of Notes to be redeemed.

            The Note Redemption Notice shall identify the Notes to be redeemed and shall state:

            (1) the Redemption Date;

            (2) the total aggregate Principal Amount of Notes to be redeemed and, if less than all of the total aggregate Principal Amount of Notes held by any Holder are to be redeemed, the amount of such Notes to be redeemed from such Holder;

            (3) the Note Redemption Price;

            (4) the place or places where certificates for such Notes are to be surrendered for payment of the applicable Note Redemption Price;

            (5) that interest on Notes called for redemption will cease to accrue on such Redemption Date.

            At the Corporation's request, the Trustee shall give the Note Redemption Notice in the Corporation's name and at the Corporation's expense. In such event the

Corporation will provide the Trustee with the information required by clauses
(1) through (5).

            Each Note Redemption Notice shall be irrevocable, and a Note Redemption Notice shall be deemed to be given on the day such notice is first mailed by first-class mail, postage prepaid, to Holders of Notes. Each Note Redemption Notice shall be addressed to the Holders of Notes at the address of each such Holder appearing in the books and records of the Registrar. No defect in the Note Redemption Notice or in the mailing thereof with respect to any Holder shall affect the validity of the redemption or exchange proceedings with respect to any other Holder.

            (b) Payment of the Note Redemption Price in respect of Notes selected for redemption, together with any accrued and unpaid interest thereon, is conditioned upon delivery or book-entry transfer of such Notes (together with necessary endorsements) to the Trustee at any time (whether prior to, on or after the relevant Redemption Date) after the Note Redemption Notice is given. Payment of the Note Redemption Price, together with any accrued and unpaid interest on Notes selected for redemption, will be made to the Holders thereof by the delivery of cash (or, if the Exchange Right has been exercised, Exchange Property) on a date that is the later of (i) the applicable Redemption Date with respect to such Notes or (ii) the time of delivery or transfer of such Notes.

            SECTION 3.05. Effect of Note Redemption Notice. (a) If a Note Redemption Notice shall have been given as provided in Section 3.04, (i) the Notes or portions of Notes specified in such Note Redemption Notice shall become due and payable on the Redemption Date and at the place stated therein at the applicable Note Redemption Price plus cash in an amount equal to all accrued and unpaid interest on the Notes to but excluding such Redemption Date, (ii) interest on the Notes so called for redemption shall cease to accrue from and after the Redemption Date, (iii) such Notes shall no longer be deemed to be outstanding from and after the Redemption Date and (iv) all rights of the Holders thereof (except the right to receive from the Corporation the Note Redemption Price plus accrued and unpaid interest on the Notes to be redeemed) shall cease (including any right to receive interest otherwise payable on any Interest Payment Date that would have occurred after the Redemption Date) from and after the Redemption Date (unless in all cases the Corporation shall default in the payment of the Note Redemption Price plus accrued and unpaid interest on the

Notes to be redeemed). Upon surrender (in accordance with the Note Redemption Notice) of the certificate or certificates for, or book-entry transfer to the Trustee in accordance with the rules of the Depositary of, any Notes to be so redeemed (properly endorsed or assigned for transfer, if the Corporation shall so require and the Note Redemption Notice shall so state), such Notes shall be redeemed by the Corporation at the Note Redemption Price set forth in the Note Redemption Notice together with accrued and unpaid interest to the Redemption Date. Neither the Corporation nor the Trustee shall be required to register or cause to be registered the transfer of any Notes which have been so called for redemption. If any Redemption Date is not a Business Day, then payment of the Note Redemption Price payable on such Redemption Date, together with accrued and unpaid interest on the Notes to be redeemed to the Redemption Date, will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay) except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such Redemption Date.

            If payment of the Note Redemption Price in respect of Notes called for redemption, together with accrued and unpaid interest on the Notes to be redeemed, is improperly withheld or refused and not paid either by the Trustee or by the Corporation, interest on such Notes shall continue to accrue from the original Redemption Date to the date of payment, in which case the actual payment date will be considered the date fixed for redemption for purposes of calculating the Note Redemption Price and the amount of any accrued and unpaid interest. In case fewer than all the Notes represented by any such certificate are to be redeemed, a new certificate shall be issued representing the unredeemed Notes, without cost to the Holder thereof. Subject to applicable escheat laws, any moneys set aside by the Corporation and unclaimed at the end of one year from the Redemption Date shall revert to the general funds of the Corporation, after which reversion the Holders of such Notes so called for redemption shall look only to the general funds of the Corporation for the payment of the Note Redemption Price and any accrued and unpaid interest on the Notes to be redeemed without any interest payable by reason of such delay; provided, however, that the Trustee or the Paying Agent, before being required to make any such repayment, may at the expense of the Corporation cause to be published once in a newspaper of general circulation in The

City of New York and mail to each such Holder notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication or mailing, any unclaimed balance of such money then remaining will be repaid to the Corporation.


                                   ARTICLE IV

                                    Covenants

            SECTION 4.01. Payment of Notes. The Corporation shall promptly pay or cause to be paid the Maturity Payment Amount of, and interest on, the Notes on the dates and in the manner provided herein and in the Notes. Pursuant thereto, the Holders of the Notes shall be entitled to receive quarterly payments of interest on the Principal Amount of the Notes at the rate per annum indicated therein. The Maturity Payment Amount, any Note Redemption Price and interest shall be considered paid on the date due if the Paying Agent holds on that date money sufficient to pay the Maturity Payment Amount, any Note Redemption Price and any interest then due.

            The Corporation shall pay interest on any overdue payment of the Maturity Payment Amount at the rate borne by the Notes, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

            SECTION 4.02. Maintenance of Office or Agency. (a) The Corporation will maintain an office or agency in each place of payment where the Notes may be presented or surrendered for payment, where the Notes may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Corporation in respect to the Notes or this Indenture may be served. The Corporation will give prompt written notice to the Trustee of the location, and of any change in the location, of such office or agency. If at any time the Corporation shall fail to maintain such office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the office of the Trustee, and the Corporation hereby appoints the Trustee its agent to receive all such presentations, surrenders, notices and demands.

            (b) Unless otherwise set forth in, or pursuant to, a resolution of the Board of Directors (a copy of which, certified by the Secretary or Assistant Secretary of the Corporation has been delivered to the Trustee) or Indenture supplemental hereto, the Corporation hereby designates as the place of payment for each Note, the Borough of Manhattan, the City and State of New York, and initially appoints the Trustee as the Corporation's office or agency for each such purpose in such city.

            SECTION 4.03. Money for Security Payments To Be Held in Trust. (a) If the Corporation shall at any time act as its own Paying Agent for the Notes, it will, on or before each due date of the Maturity Payment Amount, Note Redemption Price or interest on, any of the Notes, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the Maturity Payment Amount, Note Redemption Price or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided, and will promptly notify the Trustee of its action or failure to act.

            (b) Whenever the Corporation shall have one or more Paying Agents for the Notes, it will, on or prior to each due date of the Maturity Payment Amount, Note Redemption Price or interest on, any Note, deposit with a Paying Agent a sum sufficient to pay the Maturity Payment Amount, Note Redemption Price or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such Maturity Payment Amount, Note Redemption Price or interest, and (unless such Paying Agent is the Trustee) the Corporation will promptly notify the Trustee of its action or failure so to act.

            (c) The Corporation will cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will:

                  (1) hold all sums held by it for the payment of the Maturity
            Payment Amount, Note Redemption Price or interest on the Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

                  (2) give the Trustee notice of any default by the Corporation
            (or any other obligor upon the Notes) in the making of any such payment of Maturity Payment

            Amount, Note Redemption Price or interest on the Notes; and

                  (3) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

            SECTION 4.04. SEC Reports. The Corporation shall file with the Trustee within 15 days after it is required to file the same with the SEC copies of the annual report and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which the Corporation is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. The Corporation also shall comply with the other provisions of TIA ss. 314(a).

            SECTION 4.05. Compliance Certificate. The Corporation shall deliver to the Trustee, within 120 days after the end of each fiscal year of the Corporation (which, as of the date hereof, ends on December 31), an Officers' Certificate of which at least one of the signatories shall be the principal executive officer, principal financial officer or principal accounting officer of the Corporation, stating whether or not the signers know of any Default that occurred during the fiscal year. If they do, the certificate shall describe the Default and its status. The Officers' Certificate need not comply with Section 12.05.

            SECTION 4.06. Listing of Notes. The Corporation shall, if the Notes are distributed to Holders of the Preferred Securities pursuant to Section 3.03 or otherwise, use its reasonable best efforts to have the Notes listed on the New York Stock Exchange or on such other national securities exchange (or other self-regulatory organization, (including Nasdaq)) as the Preferred Securities were listed immediately prior to such distribution of the Notes.

            SECTION 4.07. Exchanges of LYONs and Redemptions. So long as it is subject to Section 16 of the Exchange Act with respect to Hasbro, the Corporation shall take such steps as may be necessary in connection with any exchange of LYONs by the holders thereof or any redemption of Preferred Securities or Notes so that it is not in a net short position with respect to its obligations to deliver Hasbro Common Stock (treating the outstanding LYONs and Preferred Securities (or, if distributed to the holders of the Preferred Securities, Notes) as derivative securities and treating the Hasbro Common Stock subject to such securities as subject to only one put equivalent position) including, without limitation, through the redemption or purchase of Preferred Securities (or, if distributed to the holders of the Preferred Securities, Notes), the purchase of LYONs, the settlement of exchanges or redemptions in cash (rather than Hasbro Common Stock) and the purchase of additional shares of Hasbro Common Stock.

            SECTION 4.08. Expenses. (a) The Corporation shall be responsible for and shall pay for all debts and obligations (other than with respect to the Trust Securities) and all costs and expenses of the Trust (including costs and expenses relating to the organization of the Trust, the issuance of the Preferred Securities, the fees and expenses (including reasonable counsel fees and expenses) of the Trustees (including any amounts payable under Article X of the Declaration) and the costs and expenses relating to the operation of the Trust, including costs and expenses relating to the operation of the Trust, including costs and expenses of accountants, attorneys, statistical or bookkeeping services, expenses for printing and engraving and computing or accounting equipment, paying agent(s), registrar(s), transfer agent(s), duplicating, travel and telephone and other telecommunications expenses and costs and expenses incurred in connection with the disposition of Trust assets).

            (b) The Corporation will pay any and all taxes (other than United States withholding taxes attributable to the Trust or its assets) and all liabilities, costs and expenses with respect to such taxes of the Trust.



                                    ARTICLE V

                              Successor Corporation

            SECTION 5.01. When Corporation May Merge, etc. The Corporation shall not consolidate with or merge into, or transfer the property of the Corporation as an entirety or substantially as an entirety to, another Person unless (i) if the resulting, surviving or transferee Person is not the Corporation, such Person shall be a Person that assumes by supplemental indenture all the obligations of the Corporation under the Notes and this Indenture and is an entity organized and existing under the laws of the United States or any political subdivision thereof,

(ii) immediately after giving effect to such transaction no Event of Default shall have occurred and be continuing and (iii) the Corporation shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture comply with this Indenture. Upon any such consolidation, merger or transfer, if the resulting, surviving or transferee Person is not the Corporation, and the above conditions are met, all obligations of the Corporation under this Indenture shall terminate and the Corporation shall be released from all obligations hereunder.


                                   ARTICLE VI

                              Defaults and Remedies

            SECTION 6.01. Events of Default. An "Event of Default" occurs if:

                  (1) the Corporation defaults in the payment of interest on any
            Note when the same becomes due and payable and such default continues for a period of 30 days;

                  (2) the Corporation defaults in the payment of the Maturity
            Payment Amount or Note Redemption Price of any Note (together with accrued and unpaid interest to but excluding, the Maturity Date or Redemption Date, as the case may be) when the same becomes due and payable;

                  (3) the Corporation fails to comply with any of its other
            covenants or agreements in the Notes or this Indenture and the default continues for the period and after the notice specified below in this Section 6.01;

                  (4) the  Corporation  pursuant to or within the meaning of any
            Bankruptcy Law:

                        (A) commences a voluntary case,

                        (B) consents to the entry of an order for relief against
                  it in an involuntary case,

                        (C) consents to the  appointment of a Custodian of it or
                  for any substantial part of its property, or

                        (D) makes a general  assignment  for the  benefit of its
                  creditors; or

                  (5) a court of competent jurisdiction enters an order or
            decree under any Bankruptcy Law that:

                        (A)  is  for  relief  against  the   Corporation  in  an
                  involuntary case,

                        (B) appoints a Custodian of the  Corporation  or for any
                  substantial part of its property, or

                        (C) orders the winding up or liquidation of the
                  Corporation,

            and the order or decree remains unstayed and in effect for 60 days.

            The term "Bankruptcy Law" means Title 11, United States Code, or any similar Federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

            A default under clause (3) is not an Event of Default until the Trustee notifies the Corporation or the Holders of at least 25% in aggregate Principal Amount of the Notes then outstanding notify the Corporation and the Trustee of the Default and the Corporation does not cure the Default within 90 days after receipt of the notice. The notice must specify the Default, demand that it be remedied and state that the notice is a "Notice of Default". Subject to the provisions of Sections 7.01 and 7.02, the Trustee shall not be charged with knowledge of any Default unless written notice thereof shall have been given to the Trustee by the Corporation, the Paying Agent, the Holder of a Note or an agent (duly authorized in writing) of such Holder.

            SECTION 6.02. Acceleration. Subject to Section 11.06, if an Event of Default described in paragraph (1), (2) or (3) of Section 6.01 occurs and is continuing, the Trustee by notice to the Corporation, or the Holders of at least 25% in aggregate Principal Amount of the Notes then outstanding by notice to the Corporation and the Trustee, may declare the Notes to be due and payable and, upon any such declaration, the Notes shall become due and payable immediately in an amount per Minimum Denomination equal to: (a) the lesser of (i) $54.41 and
(ii) the Exchange Valuation Price on the Trading Day immediately preceding







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                                                                              26










such Event of Default of such amount of Exchange Property as relates to each Minimum Denomination of Notes on such Trading Day; provided, however, if such Event of Default is in payment of the Note Call Price or the Special Redemption Price, the amount due and payable shall equal the Note Call Price or the Special Redemption Price, as the case may be (in either case, the "Acceleration Price"), plus (b) accrued interest on all the Notes to be due and payable. Upon such a declaration, the Acceleration Price and such interest shall be due and payable immediately. If an Event of Default described in paragraph (4) or (5) of Section
6.01 occurs and is continuing, the Acceleration Price of and any accrued interest on the Notes then outstanding shall become immediately due and payable (it being understood that, if at the time of such Event of Default an Event of Default described in paragraph (1), (2) or (3) of Section 6.01 shall be continuing, the Acceleration Price shall be the amount calculated in respect thereof in accordance with the definition of such term and if no such Event of Default shall be continuing, the Acceleration Price shall be calculated without regard to the proviso in the definition of such term).

            At any time after the Notes have been accelerated, and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of a majority in aggregate Principal Amount of the Notes by written notice to the Corporation and the Trustee, may rescind and annul such declaration and its consequences if

                  (1) the  Corporation  has paid or deposited with the Trustee a sum sufficient to pay

                        (A) all overdue installments of interest on the Notes,

                        (B) any Maturity Payment Amount or Note Redemption Price
                  due on the Notes,

                        (C) all sums paid or advanced by the Trustee hereunder
                  and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and all other amounts due the Trustee under this Indenture; and

                  (2) all Events of Default with respect to such Notes have been cured or waived as provided in Section 6.04.







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No such rescission shall affect any subsequent Default or impair any right consequent thereto.

            SECTION 6.03. Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of the Acceleration Price of or interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

            The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding and any such action or proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment, subject to the payment of the expenses, disbursements and compensation of the Trustee, each predecessor Trustee and their respective agents and attorneys, and all other amounts due to the Trustee under this Indenture, shall be for the ratable benefit of the Holders of the Notes.

            In any proceedings brought by the Trustee (and also any proceedings involving the interpretation of any provision of this Indenture to which the Trustee shall be a party), the Trustee shall be held to represent all the Holders of the Notes, and it shall not be necessary to make any Holders of the Notes parties to any such proceedings. A delay or omission by the Trustee or any Noteholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

            SECTION 6.04. Waiver of Past Defaults. Subject to Section 9.02, the Holders of a majority in aggregate Principal Amount of the Notes then outstanding by notice to the Trustee may waive an existing Default and its consequences other than a default in the payment of interest or any Maturity Payment Amount or Note Redemption Price, which default may not be waived unless such default has been cured and a sum sufficient to pay all past due amounts of interest or any Maturity Payment Amount or Note Redemption Price has been deposited with the Trustee. When a Default is waived, it is cured and stops continuing, but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any consequent right.








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            SECTION 6.05. Control of Majority. The Holders of a majority in aggregate Principal Amount of the Notes then outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to Section 7.01, that the Trustee determines is unduly prejudicial to the rights of other Noteholders or would subject the Trustee to personal liability.

            SECTION 6.06. Limitation on Suits. A Noteholder may not pursue any remedy with respect to this Indenture or the Notes unless:

            (1) the Holder gives to the Trustee written notice stating that an Event of Default is continuing;

            (2) the Holders of at least 25% in aggregate Principal Amount of the Notes then outstanding make a written request to the Trustee to pursue the remedy;

            (3) such Holder or Holders offer to the Trustee security or indemnity reasonably satisfactory to the Trustee against any loss, liability or expense;

            (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

            (5) during such 60-day period the Holders of a majority in aggregate Principal Amount of the Notes then outstanding do not give the Trustee a direction inconsistent with the request.

            A Noteholder may not use this Indenture to prejudice the rights of another Noteholder or to obtain a preference or priority over another Noteholder.

            SECTION 6.07. Rights of Holders To Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of the Maturity Payment Amount, any Note Redemption Price or, if applicable, the Acceleration Price (including the payment of all accrued and unpaid interest), on or after the respective due dates expressed in the Notes, or to bring suit for the enforcement of any such payment on or after such respective dates shall not be impaired or affected without the consent of such Holder.







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                                                                              29











            SECTION 6.08. Collection Suit by Trustee. If an Event of Default in payment of interest or the Maturity Payment Amount or any Note Redemption Price (including the payment of all accrued and unpaid interest) specified in Section 6.01(l) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Corporation for the whole amount of the Maturity Payment Amount, any Note Redemption Price or, if applicable, the Acceleration Price (including the payment of all accrued and unpaid interest) and the amounts provided for in Section 7.07.

            SECTION 6.09. Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Noteholders allowed in any judicial proceedings relative to the Corporation, its creditors or its property and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other person performing similar functions.

            Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Noteholder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Noteholder in any such proceedings.

            SECTION 6.10. Priorities. If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

            First: to the Trustee for amounts due under Section 7.07;

            Second: to holders of Senior  Indebtedness to the extent required by
      Article XI;

            Third: to Noteholders for amounts due and unpaid on the Notes for the Maturity Payment Amount, Note Redemption Price or, if applicable, the Acceleration Price, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for such Maturity Payment Amount or Note Redemption Price and interest, respectively; and








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                                                                              30










            Fourth: to the Corporation.

            The Trustee may fix a record date and payment date for any payment to Noteholders pursuant to this Section.

            SECTION 6.11. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in aggregate Principal Amount of the Notes then outstanding.

            SECTION 6.12. Restoration of Rights on Abandonment of Proceedings. In case the Trustee shall have proceeded to enforce any right under this Indenture and such proceedings shall have been discontinued or abandoned for any reason, or shall have been determined adversely to the Trustee, then and in every such case the Corporation and the Trustee shall be restored respectively to their former positions and rights hereunder, and all rights, remedies and powers of the Corporation, the Trustee and the Holders shall continue as though no such proceedings had been taken.


                                   ARTICLE VII

                                     Trustee

            SECTION 7.01. Duties of Trustee. (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise its rights and powers and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

            (b) Except during the continuance of an Event of Default:

            (1) the Trustee need perform only those duties that are specifically set forth in this Indenture and no others; and







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                                                                              31











            (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

            (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own wilful misconduct, except that:

            (1) this paragraph does not limit the effect of paragraph (b) of this Section;

            (2) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

            (3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with the direction of Noteholders received by it pursuant to this Indenture.

            (d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section.

            (e) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree with the Corporation. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

            (f) The Trustee may refuse to perform any duty or exercise any right or power unless it receives indemnity or security reasonably satisfactory to it against any loss, liability or expense.

            (g) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for







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                                                                              32










believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

            SECTION 7.02. Rights of Trustee. (a) Subject to Section 7.01, the Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

            (b) Before the Trustee acts or refrains from acting it may require an Officers' Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on and in accordance with the Officers' Certificate or Opinion of Counsel.

            (c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed by it in good faith and with due care.

            (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Trustee's conduct does not constitute wilful misconduct, negligence or bad faith.

            SECTION 7.03. Individual Rights of Trustee, etc. The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Corporation or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar or co-registrar may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

            SECTION 7.04. Trustee's Disclaimer. The Trustee makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Corporation's use of the proceeds from the Notes and it shall not be responsible for any statement herein or in the Notes other than its certificate of authentication.

            SECTION 7.05. Notice of Defaults. If a Default occurs and is continuing and if it is known to a Trust Officer, the Trustee shall mail to each Noteholder notice of the Default within 90 days after it occurs. Except in the case of a default in payment on any Note, the Trustee may withhold the notice if and so long as a committee of its







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                                                                              33










Trust Officers in good faith determines that withholding the notice is in the interests of Noteholders.

            SECTION 7.06. Reports by Trustee to Holders. Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, the Trustee shall mail to each Noteholder to the extent required by the TIA a brief report dated as of May 15 that complies with TIA ss. 313(a) or any successor provision thereto. The Trustee also shall comply to the extent required by the TIA with TIA ss. 313(b)(2) or any successor provision thereto.

            A copy of each report at the time of its mailing to Noteholders shall be filed with the SEC and each stock exchange or other self-regulatory organization on which the Notes are listed. The Corporation agrees to notify the Trustee whenever the Notes become listed on any stock exchange or other self-regulatory organization and if any partial redemption of the Note would result in a delisting of the Notes (or the Preferred Securities) on any such stock exchange or self-regulatory organization.

            SECTION 7.07. Compensation and Indemnity. The Corporation shall pay to the Trustee from time to time reasonable compensation for its services. The Corporation shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred by it. Such expenses shall include the reasonable compensation and expenses of the Trustee's agents and counsel. The Corporation shall indemnify the Trustee against any loss or liability incurred by it arising out of or in connection with the acceptance or administration of this trust and its duties hereunder. The Trustee shall notify the Corporation promptly of any claim for which it may seek indemnity. The Corporation need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee through wilful misconduct, negligence or bad faith.

            To secure the Corporation's payment obligations in this Section 7.07, the Trustee shall have a senior claim to which the Notes are hereby made subordinate on all money or property held or collected by the Trustee, except such money or property held in trust to pay the Maturity Payment Amount, Note Redemption Price or, if applicable, the Acceleration Price of and interest on particular Notes.

            When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(4) or (5) occurs, the expenses and the






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                                                                              34










compensation   for  the  services  are  intended  to   constitute   expenses  of
administration under any Bankruptcy Law.

            Notwithstanding any other provision in this Indenture, amounts payable under this Section 7.07 are not subject to the subordination provisions of Article XI.

            The Corporation's obligations under this Section 7.07 and any lien arising hereunder shall survive the resignation or removal of the Trustee, the discharge of the Corporation's obligations hereunder and the termination of this Indenture.

            SECTION 7.08. Replacement of Trustee. The Trustee may resign by so notifying the Corporation. The Holders of a majority in aggregate Principal Amount of the Notes then outstanding may remove the Trustee by so notifying the removed Trustee and may appoint a successor Trustee with the Corporation's consent. The Corporation shall remove the Trustee if:

            (1) the Trustee fails to comply with Section 7.10;

            (2) the Trustee is adjudged a bankrupt or insolvent;

            (3) a receiver or other public officer takes charge of the Trustee or its property; or

            (4) the Trustee otherwise becomes incapable of acting.

            If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, then, unless the Noteholders shall appoint a successor Trustee as provided above, the Corporation shall promptly appoint a successor Trustee.

            A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Corporation. Immediately after that, upon payment to the retiring Trustee of all amounts due it under this Indenture, the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee, the resignation or removal of the retiring Trustee shall then become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Noteholder.







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                                                                              35











            If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Corporation or the Holders of a majority in aggregate Principal Amount of the Notes then outstanding may petition any court of competent jurisdiction for the appointment of a successor Trustee.

            If the Trustee fails to comply with Section 7.10, any Noteholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

            SECTION 7.09. Successor Trustee by Merger, etc. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

            SECTION 7.10. Eligibility; Disqualification. To the extent required by the TIA, this Indenture shall always have a Trustee who satisfies the requirements of TIA ss. 310(a)(1) or any successor provision thereto. The Trustee shall have a combined capital and surplus of at least $5,000,000 as set forth in its most recent published annual report of condition. To the extent required by the TIA, the Trustee shall comply with TIAss. 310(b) or any successor provision thereto, including the optional provision permitted by the second sentence of TIAss. 310(b)(9) or any successor provision thereto. In determining whether the Trustee has conflicting interests as defined in TIA ss. 310(b)(1) or any successor provision thereto, the provisions contained in the proviso to TIAss. 310(b)(1) or any successor proviso shall be deemed incorporated herein.

            SECTION 7.11. Preferential Collection of Claims Against Corporation. The Trustee shall comply with TIA ss. 311(a), excluding any creditor relationship listed in TIA ss. 311(b). A Trustee who has resigned or been removed shall be subject to TIA ss. 311(a) to the extent indicated.


                                  ARTICLE VIII

                                   [Reserved]









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


                                                                              36










                                   ARTICLE IX

                       Amendments, Supplements and Waivers

            SECTION 9.01. Without Consent of Holders. The Corporation may amend or supplement this Indenture or the Notes without notice to or consent of any
Noteholder:

            (1) to cure any ambiguity, omission, defect or inconsistency;

            (2) to comply with Article V;

            (3) to provide for uncertificated Notes in addition to or in place of certificated Notes;

            (4) to assign the rights and obligations of the Corporation pursuant to Section 12.13; or

            (5) to make any change that does not adversely affect the rights of any Noteholder.

            The Trustee may waive compliance by the Corporation with any provision of this Indenture or the Notes without notice to or consent of any Noteholder if the Trustee is furnished with an Officer's Certificate or an Opinion of Counsel to the effect that the waiver does not adversely affect the rights of any Noteholder.

            SECTION 9.02. With Consent of Holders. The Corporation may amend or supplement this Indenture or the Notes without notice to any Noteholder but with the written consent of the Holders of not less than 66-2/3% in aggregate Principal Amount of the Notes then outstanding. The Holders of a majority in aggregate Principal Amount of the Notes then outstanding may waive any past default or compliance by the Corporation with any provision of this Indenture or the Notes without notice to any Noteholder except a default in payment of the Maturity Payment Amount or the Note Redemption Price of or interest on any of the Notes or as provided below. The Trustee may set a record date for determining which Holders are entitled to consent to any such amendment, supplement or waiver. The consent of Holders of a majority in aggregate Principal Amount of the Notes then outstanding as of such record date shall be sufficient to effect any such amendment, supplement or







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                                                                              37










waiver. However, without the consent of each Noteholder affected, an amendment, supplement or waiver, including a waiver pursuant to Section 6.04, may not:

            (1) reduce the amount of Notes whose Holders must consent to an amendment, supplement or waiver;

            (2) reduce the rate of or extend the time for payment of interest on any Note;

            (3) alter the method of calculation of, or reduce, the Maturity Payment Amount or extend the fixed maturity of any Note;

            (4) reduce the premium payable, or alter the method of calculation of the Note Redemption Price, upon any redemption of any Note;

            (5) make any Note payable in money or property other than that stated in the Note;

            (6) make any change in Article XI that adversely affects the rights of any Noteholder; or

            (7) make any change in Section 6.04 or 6.07 or this Section 9.02.

            SECTION 9.03. Compliance with Trust Indenture Act. Every amendment to or supplement of this Indenture or the Notes shall be set forth in a supplemental indenture which complies with the TIA as then in effect.

            SECTION 9.04. Revocation and Effect of Consents. A consent to an amendment, supplement or waiver by a Holder of a Note shall bind the Holder and every subsequent Holder of that Note or portion of the Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on the Note. However, any such Holder or subsequent Holder may revoke the consent as to such Holder's Note or portion of the Note. The Trustee must receive the notice of revocation before the date the amendment, supplement or waiver becomes effective.

            After an amendment, supplement or waiver becomes effective, it shall bind every Noteholder unless it makes a change described in clause (2), (3),
(4), (5) or (6) of Section 9.02. In that case the amendment, supplement or waiver shall bind each Holder of a Note who has consented to it and every subsequent Holder of a Note or portion of a







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                                                                              38










security that evidences the same debt as the consenting Holder's Note.

            SECTION 9.05. Notation on or Exchange of Notes. If an amendment, supplement or waiver changes the terms of a Note, the Trustee may require the Holder of the Note to deliver it to the Trustee. The Trustee may place an appropriate notation on the Note about the changed terms and return it to the Holder. Alternatively, if the Corporation or the Trustee so determines, the Corporation in exchange for the Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms.

            SECTION 9.06. Trustee To Sign Amendments, etc. The Trustee shall sign any amendment, supplement or waiver authorized pursuant to this Article if the amendment, supplement or waiver does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing such amendment, supplement or waiver the Trustee shall be entitled to receive, and (subject to Section 7.01) shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel stating that such amendment, supplement or waiver is authorized or permitted by this Indenture and all conditions precedent to such amendment, supplement or waiver have been satisfied.


                                    ARTICLE X

                                 Exchange Right

            SECTION 10.01. Exchange Right. In the event that, pursuant to
Section 3.03 hereof or otherwise, the Notes held by the Property Trustee are distributed to Holders of the Preferred Securities, the Corporation shall have the right (the "Exchange Right"), exercisable upon notice to such Holders of the Notes as provided below, to require such Holders to exchange their Notes for Exchange Property and, at the option of the Corporation, cash.

            SECTION 10.02. Exchange Rights Upon Maturity. (a) Subject to Section 10.01, upon maturity of the Notes, the Corporation may exercise the Exchange Right by giving notice of such exercise to the Trustee no later than 11:59 p.m., New York time, on the second Business Day following December 17, 1997.








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            (b) If the Corporation shall have exercised the Exchange Right in respect of the Maturity Date, on the Maturity Date, each Minimum Denomination of Notes shall be exchanged for (i) Exchange Property in respect of the portion of such Notes to be exchanged for Exchange Property based on the Exchange Rate in effect on the Trading Day immediately preceding December 17, 1997, (ii) cash in respect of the portion, if any, of such Notes that are not to be exchanged for Exchange Property, calculated by subtracting from the Maturity Payment Amount the value of the Exchange Property to be delivered (based on the Exchange Valuation Price of such Exchange Property as of the Trading Day immediately preceding December 17, 1997), and (iii) cash in an amount equal to all accrued and unpaid interest on such Notes to but excluding the Maturity Date; provided that if the Exchange Valuation Price, as of the Trading Day immediately preceding December 17, 1997, of the Exchange Property that relates to the Minimum Denomination of Notes is greater than $54.41, the Corporation shall deliver in exchange for each Minimum Denomination of Notes in respect of which it exercised the Exchange Right (1) Exchange Property (valued on the basis of its Exchange Valuation Price as of such Trading Day) and (2) at the option of the Corporation, cash, having an aggregate value equal to $54.41 per Minimum Denomination and (b) cash in an amount equal to all accrued and unpaid interest on such Notes, to but excluding the Maturity Date.

            SECTION 10.03. Optional Redemption and Special Redemption. (a) Subject to Section 10.01, the Corporation may exercise the Exchange Right by giving notice of such exercise to the Trustee no later than 11:59 p.m., New York time, on the Business Day immediately preceding any Optional Redemption Date or Special Redemption Date, in respect of the Notes to be redeemed on any Optional Redemption Date or Special Redemption Date, as the case may be.

            (b) If the Corporation shall have exercised the Exchange Right in respect of any Redemption Date, each Minimum Denomination of Notes shall be exchanged for (i)(A) Exchange Property (valued on the basis of its Exchange Valuation Price as of the Trading Day immediately preceding the applicable Redemption Date) and (B) at the option of the Corporation, cash, having an aggregate value equal to the applicable Note Redemption Price in effect for such Minimum Denomination of Notes on such Redemption Date, and (ii) cash in an amount equal to all accrued and unpaid interest on such Notes to but excluding the applicable Redemption Date.








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


                                                                              40










            (c) In accordance with Section 10.02 and the foregoing provisions of
Section 10.03, in the event that the Corporation shall exercise the Exchange Right and elect to deliver Exchange Property with respect to only a portion of each Note, Holders of the Notes to be redeemed shall be entitled to receive from the Corporation for each Note held by such Holder, the same types, amounts and relative proportions of Exchange Property and cash as every other Holder of the Notes to be redeemed.

            SECTION 10.04. Definitions. (a) The "Exchange Property" per Minimum Denomination on any date shall consist of (i) as of August 9, 1995, one share of Hasbro Common Stock (in the aggregate, the "Initial Shares"), (ii) any cash or other property (other than cash dividends and other cash distributions, if any, paid by the Issuer that do not constitute Extraordinary Cash Dividends and other than interest, if any, paid in respect thereof) issued or distributed on or after August 9, 1995, in respect of the Initial Shares or other Exchange Property, (iii) any cash or other property issued or distributed on or after August 9, 1995, upon the exchange or conversion of such shares of Hasbro Common Stock or other Exchange Property, including upon any reorganization, consolidation or merger or any sale or transfer or lease of all or substantially all the assets of the Issuer of such Exchange Property and (iv) any cash or other property paid by an offeror in connection with a tender or exchange offer for Exchange Property of a particular type as set forth below; provided that Exchange Property shall not include any property distributed in respect of Exchange Property for which an antidilution adjustment has been made pursuant to the Declaration.

            In the case of a tender or exchange offer for all Exchange Property of a particular type, the Exchange Property shall be deemed to include all cash or other property paid by the offeror in the tender or exchange offer (in an amount determined on the basis of the rate of exchange in such tender or exchange offer), whether or not the Corporation tenders or exchanges such Exchange Property. In the event of a partial tender or exchange offer, with respect to Exchange Property of a particular type, Exchange Property shall be deemed to include cash or other property paid by the offeror in the tender or exchange offer in an amount determined as if the offeror had purchased or exchanged Exchange Property from the Corporation in the proportion in which all property of such type was purchased or exchanged from the holders thereof; provided that if the Corporation tenders all its Exchange Property of such type,







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                                                                              41










the amount of cash or other property received that will constitute Exchange Property will be determined on the basis of the amount of such cash or other property actually received by the Corporation. Except as provided above, in the event of a tender or exchange offer with respect to the Exchange Property in which an offeree may elect to receive cash or other property, Exchange Property shall be deemed to include the kind and amount of cash and other property received by offerees who elect to receive cash.

            (b) The "Exchange Rate" means initially one share of Hasbro Common Stock per Minimum Denomination, subject to certain antidilution adjustments as set forth in Section 10.08. The Exchange Rate for any other Exchange Property will be determined on the basis of the portion of Exchange Property in respect of which such Exchange Property is issued, distributed or exchanged.

            (c) The "Exchange Valuation Price" of each item of property comprising the Exchange Property on, or as of, any date means the average of the Purchase Sale Prices (as defined below) of the applicable Exchange Property for the five Trading Day period ending on and including such date, appropriately adjusted to take into account the occurrence, during such period, of any Exchange Adjustment Event (as defined in Section 10.08(a)) with respect to such Exchange Property. The "Purchase Sale Price" on any date means the closing per share sale price for the applicable Exchange Property (or, if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and average ask prices) on such date as reported in the composite transactions for the principal United States securities exchange on which such Exchange Property is traded or, if such Exchange Property is not listed on a United States national or regional securities exchange, as reported by NASDAQ, or, if such Exchange Property is not reported by NASDAQ, the high per share bid price for such Exchange Property in the over-the-counter market as reported by the National Quotation Bureau or similar organization, or, if such bid price is not available, the per unit market value of such Exchange Property on such date as determined by a nationally recognized investment banking firm retained for such purpose by the Corporation.

            (d) The term "Trading Day" means a day on which the AMEX (or any successor thereto) or, to the extent that neither the Hasbro Common Stock nor any other Exchange Property is listed on the AMEX, such other national






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                                                                              42










securities exchanges on which the Exchange Property is listed or, if none, the NYSE, is open for the transaction of business.

            (e) "Non-Equity Security" means any security or property which is not (i) common stock; (ii) a security convertible or exchangeable into common stock or participating without limitation in earnings and dividends in parity with common stock; (iii) a warrant or option to purchase common stock; or (iv) listed or admitted to trading on a United States national or regional securities exchange or reported by the NASDAQ National Market System.

            SECTION 10.05. Notice of Exercise. (a) Upon any election by the Corporation to exercise the Exchange Right, the Corporation shall provide written notice to the Trustee as set forth in Section 10.02 or 10.03 of (i) the Corporation's election to exercise the Exchange Right, (ii) a description of the type and amount of Exchange Property to be delivered in respect of each Minimum Denomination, (iii) if applicable, the respective portions of Exchange Property and cash to be delivered and (iv) in connection with an exercise pursuant to
Section 10.03, the applicable Redemption Date.

            (b) The Corporation shall cause notice of such exercise of the Exchange Right to be published by means of the Dow Jones Business Newswires Service promptly after providing notice of such exercise to the Trustee.

            SECTION 10.06. Delivery of Exchange Property; Effect on Holders. Delivery of the Exchange Property to the Holders of any Notes in connection with the maturity or redemption thereof will be conditioned upon delivery or book-entry transfer of such Notes (together with necessary endorsements) to the Trustee at any time (whether prior to, on or after the applicable Redemption
Date) after notice of the exercise of the Exchange Right is given to the Trustee. In such event, such Exchange Property with respect to such Notes shall be delivered to each Holder of Notes to be redeemed no later than the later of
(a) the applicable Redemption Date or (b) the time of delivery or transfer of such Notes. If, following any exercise of the Exchange Right, the Trustee holds,
(i) Exchange Property in respect of the portion of the Notes that are to be exchanged for Exchange Property, (ii) cash in respect of the portion, if any, of the Notes not to be exchanged for Exchange Property, and (iii) cash in an amount equal to all accrued and unpaid interest on all such Notes to be redeemed to the applicable






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                                                                              43










Redemption Date, then at the close of business on such Redemption Date, whether or not such Notes are delivered to the Trustee, (A) the Corporation will become the owner and record Holder of such Notes and (B) the Holders of such Notes shall have no further rights with respect to the Notes other than the right to receive the Exchange Property, together with cash as described above, upon delivery of the Notes.

            SECTION 10.07. Fractional Shares. (a) No fractional shares or other units of Exchange Property will be issued upon the exercise by the Corporation of the Exchange Right. In lieu of any fractional share or other unit of Exchange Property otherwise issuable in respect of all Notes of any Holder, including any Clearing Agency, that are redeemed or exchanged on any Redemption Date, or upon maturity, the Corporation shall make a cash payment in respect of such fractional interest in an amount equal to the same fraction of the Exchange Valuation Price of the Exchange Property deliverable upon such redemption or maturity, determined as of the Trading Day immediately preceding such Redemption Date or the Maturity Date, as the case may be.

            (b) To the extent that the Notes are exchanged for Exchange Property and all such Exchange Property cannot be distributed by the Depository Trust Company or such other Person who may be acting in the capacity of depositary (the "Depositary") to its participants that are beneficial holders of the Notes without creating fractional interests in the shares or units making up such Exchange Property, the Depositary may, with the Corporation's consent, adopt such method as it deems equitable and practicable for the purpose of effecting such distribution, including the sale (at public or private sale) of such Exchange Property representing in the aggregate such fractional interests at such place or places and upon such terms as it may deem proper, and the net proceeds of any such sale shall be distributed or made available for distribution to such record Holders that would otherwise have received such fractional interests. The amount distributed in the foregoing cases will be reduced by any amount required to be withheld by the Depositary on account of withholding taxes or otherwise required pursuant to law, regulation or court process.

            SECTION 10.08. Adjustment of Exchange Rate. The Exchange Rate shall be subject to adjustment and the Exchange Property shall be subject to change as follows:







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                                                                              44











            (a) The Exchange Rate shall be adjusted (and, if applicable, the Exchange Property shall be changed) upon the (i) distribution of a dividend on Exchange Property in the same type of Exchange Property, (ii) combination of Exchange Property into a smaller number of shares or other units, (iii) subdivision of outstanding shares or other units of Exchange Property, (iv) conversion or reclassification of Exchange Property by issuance or exchange of other securities or (v) a consolidation, merger or binding share exchange or a transfer of all or substantially all of the assets of the Issuer of such Exchange Property (each of the foregoing an "Exchange Adjustment Event"). In such an event, the Exchange Rate in effect immediately before such action shall be adjusted (and if applicable the Exchange Property shall be changed) to reflect the amount of cash or the kind and amount of property that a holder of Exchange Property would have owned or been entitled to receive upon or by reason of such event if the Notes had been exchanged for such Exchange Property immediately before such event. Such adjustment shall become effective retroactively immediately after the record date, in the case of a dividend or distribution and shall become effective retroactively immediately after the effective date in the case of a subdivision, combination, conversion, reclassification, consolidation, merger, share exchange or transfer specified in this Section 10.08(a). For the purposes of this Section 10.08(a), each Holder shall be deemed to have failed to exercise any right to elect the kind or amount of Exchange Property receivable upon the payment of any such dividend, subdivision, combination, conversion, reclassification, consolidation, merger, share exchange or transfer specified in this Section 10.08(a), provided that if the kind or amount of Exchange Property receivable upon such dividend, subdivision, combination, conversion, reclassification, consolidation, merger, share exchange or transfer specified in this Section 10.08(a) is not the same for each nonelecting share or other unit, then the kind and amount of property receivable upon such dividend, subdivision, combination, conversion, reclassification, consolidation, merger, share exchange or transfer specified in this Section 10.08(a) for each nonelecting share shall be deemed to be the kind and amount so receivable per share or other unit by a plurality of the nonelecting shares or other units.

            (b) Upon a distribution of cash or other property (including rights, warrants or other securities) on Exchange Property of a particular type (excluding (i) ordinary periodic cash dividends and distributions, if any, paid from







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                                                                              45










time to time by an Issuer that do not constitute Extraordinary Cash Dividends,
(ii) interest (whether in cash, securities or other property), if any, paid in respect thereof and (iii) dividends payable in Exchange Property for which adjustment is made in Section 10.08(a), if any), the Exchange Rate shall be adjusted, subject to the provisions of paragraph (C) of this Section 10.08(b), in accordance with the following formula:

                      R' = R x (M/(M-F))

     where:

      R' = the adjusted Exchange Rate.

      R = the then current Exchange Rate.

      M = the Average Quoted Price, minus, in the case of a distribution of Capital Stock on Exchange Property for which (i) the record date shall occur on or before the record date for the distribution to which this Section 10.08(b) applies and (ii) the Ex- Dividend Time (as defined below) shall occur on or after the date of the Time of Determination (as defined below) for the distribution to which this
            Section 10.08(b) applies, the fair market value (on the record date for the distribution to which this Section 10.08(b) applies) of such Capital Stock distributed in respect of Exchange Property.


      F = the fair market value (on the record date for the distribution to which this Section 10.08(b) applies) of cash or other property (including rights, warrants or other securities) to be distributed in respect of each share or unit of Exchange Property of a particular type in the distribution to which this Section 10.08(b) is being applied (including, in the case of cash dividends or other cash distributions giving rise to an adjustment, all such cash distributed concurrently).







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                                                                              46










            The Board of Directors of the Corporation shall determine fair market values for the purposes of this Section 10.08(b).

            The adjustment shall become effective immediately after the record date for the determination of those shareholders entitled to receive the distribution to which this Section 10.08(b) applies.

            For purposes of this Section 10.08(b), the term "Extraordinary Cash Dividend" shall mean any cash dividend with respect to Exchange Property the amount of which, together with the aggregate amount of such cash dividends on the Exchange Property to be aggregated with such cash dividend in accordance with the provisions of this paragraph, equals or exceeds the threshold percentages set forth in paragraph (A) or (B) below:

            (A) If, upon the date prior to the Ex-Dividend Time with respect to a cash dividend on Exchange Property, the aggregate amount of such cash dividend together with the amounts of all cash dividends on Exchange Property with Ex-Dividend Times occurring in the 85 consecutive day period ending on the date prior to the Ex-Dividend Time with respect to the cash dividend to which this provision is being applied equals or exceeds on a per share basis 12.5% of the average of the Quoted Prices during the period beginning on the date after the first such Ex-Dividend Time in such period and ending on the date prior to the Ex-Dividend Time with respect to the cash dividend to which this provision is being applied (except that if no other cash dividend has had an Ex-Dividend Time occurring in such period, the period for calculating the average of the Quoted Prices shall be the period commencing 85 days prior to the date prior to the Ex-Dividend Time with respect to the cash dividend to which this provision is being applied), such cash dividend together with each other cash dividend with an Ex-Dividend time occurring in such 85 day period shall be deemed to be an Extraordinary Cash Dividend and for purposes of applying the formula set forth above in this Section 10.08(b), the value of "F" shall be equal to (w) the aggregate amount of such cash dividend together with the amounts of the other cash dividends with Ex-Dividend Times occurring in such period minus (x) the aggregate amount of such other cash dividends with Ex-Dividend Times occurring in such period for







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                                                                              47










      which a prior adjustment in the Exchange Rate was previously made under this Section 10.08(b).

            (B) If, upon the date prior to the Ex-Dividend Time with respect to a cash dividend on the Exchange Property, the aggregate amount of such cash dividend together with the amounts of all cash dividends on Exchange Property with Ex-Dividend Times occurring in the 365 consecutive day period ending on the date prior to the Ex-Dividend Time with respect to the cash dividend to which this provision is being applied equals or exceeds on a per share basis 25% of the average of the Quoted Prices (as defined below) during the period beginning on the date after the first such Ex-Dividend Time in such period and ending on the date prior to the Ex-Dividend Time with respect to the cash dividend to which this provision is being applied (except that if no other cash dividend has had an Ex-Dividend Time occurring in such period, the period for calculating the average of the Quoted Prices shall be the period commencing 365 days prior to the date prior to the Ex-Dividend Time with respect to the cash dividend to which this provision is being applied), such cash dividend together with each other cash dividend with an Ex-Dividend Time occurring in such 365 day period shall be deemed to be an Extraordinary Cash Dividend and for purposes of applying the formula set forth above in this
      Section 10.08(b), the value of "F" shall be equal to (y) the aggregate amount of such cash dividend together with the amounts of the other cash dividends with Ex-Dividend Times occurring in such period minus (z) the aggregate amount of such other cash dividends with Ex-Dividend Times occurring in such period for which a prior adjustment in the Exchange Rate was previously made under this Section 10.08(b).

            In making the determinations required by paragraphs (A) and (B) above, the amount of cash dividends paid on a per share basis and the average of the Quoted Prices, in each case during the period specified in paragraphs (A) and (B) above, as applicable, shall be appropriately adjusted to reflect the occurrence during such period of any event described in Section 10.08(a).

            (C) In the event that, with respect to any distribution to which this Section 10.08(b) would otherwise apply, "F" is equal to or greater than "M", then the adjustment provided by this Section 10.08(b)






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                                                                              48










      shall not be made and the property received upon the distribution in respect of Exchange Property shall constitute Exchange Property.

            "Quoted Price" means, for any given day, the last reported per share sale price (or, if no sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and average ask prices) on such day of Exchange Property in the composite transactions for the principal United States national or regional securities exchange on which such shares are traded, or, if such Exchange Property is not listed on a United States national or regional securities exchange, as reported by NASDAQ, or, if such shares are not reported by NASDAQ, the high per share bid price for such share in the over-the-counter market on such date as reported by the National Quotation Bureau or similar organization satisfactory to the Paying Agent. If such bid price is not available, the Quoted Price shall not be determinable.

            "Average Quoted Price" means the average of the Quoted Prices of Exchange Property for the shortest of:

            (i) 30 consecutive Trading Days ending on the last full trading day prior to the Time of Determination with respect to the distribution in respect of which the Average Quoted Price is being calculated;

            (ii) the period (x) commencing on the date next succeeding the first public announcement of the distribution in respect of which the Average Quoted Price is being calculated and (y) proceeding through the last full trading day prior to the Time of Determination with respect to the distribution in respect of which the Average Quoted Price is being calculated (excluding days within such period, if any, which are not trading days); and

            (iii) the period, if any, (x) commencing on the date next succeeding the Ex-Dividend Time with respect to the next preceding distribution for which an adjustment is required by the provisions of Section 10.08(b) and
      (y) proceeding through the last full trading day prior to the Time of Determination with respect to the distribution in respect of which the Average Quoted Price is being calculated (excluding days within such period, if any, which are not trading days).







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                                                                              49










            In the event that the Ex-Dividend Time (or in the case of a subdivision, combination or reclassification, the effective date with respect thereto) with respect to a dividend, subdivision, combination or reclassification to which Section 10.08(a) applies occurs during the period applicable for calculating "Average Quoted Price" pursuant to the definition in the preceding sentence, "Average Quoted Price" shall be calculated for such period in a manner determined by the Board of Directors of the Corporation to reflect the impact of such dividend, subdivision, combination or reclassification on the Quoted Price of such Exchange Property during such period.

            Notwithstanding the foregoing, if a Quoted Price shall not be determinable pursuant to the definition thereof, then the Average Quoted Price shall mean the per share market value of the Exchange Property as of the last full trading day prior to the Time of Determination as determined by a nationally recognized investment banking firm retained by the Corporation for such purpose.

            "Time of Determination" means the time and date of (i) the determination of shareholders entitled to receive cash or other property (including rights, warrants or other securities) on Exchange Property of a particular type in each case to which this Section 10.08(b) applies and (ii) the time ("Ex-Dividend Time") immediately prior to the commencement of "ex-dividend" trading for such property or distribution on the principal United States national or regional exchange or market on which the Exchange Property is then listed or quoted.

            Notwithstanding the foregoing, the Corporation shall be entitled, by notice to the Trustee not later than the close of business on the fifth Business Day following the date of any distribution referred to in this Section 10.08(b) (or if the Corporation is not aware of such distribution, as soon as practicable after becoming so aware), to elect not to have the antidilution adjustments of this Section 10.08(b) apply, in which case the property received upon the distribution in respect of Exchange Property shall constitute Exchange Property; provided that if rights, warrants, options or similar securities are distributed on Exchange Property and such rights, warrants, options or similar securities expire before the Maturity Date, then the Corporation shall adjust the Exchange Rate under this Section 10.08(b).








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                                                                              50










            (c) If any Issuer controlled by the Corporation or its Affiliates, at any time any Notes are then outstanding, issues shares or units of any Exchange Property for a consideration per share or unit less than the Average Quoted Price per share or unit on the date such Issuer fixes the issue price of such additional shares or units, the Exchange Rate for such Exchange Property shall be adjusted in accordance with the following formula:

                                   E' = E x (A/(0+(P/M)))

         where:

           E' =      the adjusted Exchange Rate

           E  =      the then current Exchange Rate

           O  =      the number of shares or units of such security which
                     includes Exchange Property outstanding immediately prior to the issuance of such additional shares or units.

           P  =      the aggregate consideration received
                     for the issuance of such additional shares or units.

           M  =      the Average Quoted Price per share or unit on the date of
                     issuance of such additional shares or units.

           A  =      the number of shares or units of such class of such
                     security which includes Exchange Property outstanding immediately after the issuance of such additional shares or units.

            Any Holder of Notes in respect of which the Exchange Right shall be exercised after the date of such issuance shall be entitled to receive Exchange Property at the Exchange Rate as so adjusted pursuant to this Section 10.08(c). The adjustment shall be made successively whenever any such issuance is made, and shall become effective immediately after such issuance.

            This Section 10.08(c) does not apply to (i) the exchange of Notes or the issuance of any security upon the







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                                                                              51










conversion, exchange or exercise of other securities convertible into or exchangeable or exercisable for Exchange Property, (ii) securities issued to any Issuer's employees under bona fide employee benefit plans approved by an Issuer's board of directors (but only to the extent that the aggregate number of shares or units excluded hereby and issued after the date of this Indenture shall not exceed 10% of such securities outstanding at the time of the adoption of each such plan, exclusive of antidilution adjustments thereunder), (iii) securities issued upon the exercise of rights or warrants issued pro rata to all of the holders of such securities, (iv) securities issued in a bona fide public offering pursuant to a firm commitment underwriting, or (v) securities issued in connection with a bona fide acquisition to any Person or to the shareholders of any Person in exchange for the stock or assets of such Person, which Person is not controlling, controlled by, or under common control with the Corporation or any Affiliate of the Corporation. For the purposes of this Section 10.08(c), in determining whether securities issued to an Issuer's employees under bona fide employee benefit plans approved by such Issuer's board of directors were issued for a consideration (per share or unit) that is less than the Average Quoted Price (per share or unit) of such securities, the Average Quoted Price of such securities on the date such securities are awarded or granted to the Issuer's employees under such plans.

            (d) If any Issuer controlled by the Corporation or its Affiliates, at any time any Notes are then outstanding, issues any securities convertible into or exchangeable or exercisable for shares or units of any Exchange Property (the "Underlying Exchange Property") for a total consideration per share or unit issuable upon conversion, exchange or exercise of such convertible, exchangeable or exercisable securities less than the current Average Quoted Price per share or unit of the Underlying Exchange Property on the date of issuance of such convertible, exchangeable or exercisable securities, the Exchange Rate shall be adjusted in accordance with the following formula:

                  E' = E x (O+D)/(O+(P/M))

         where:

               E' =        the adjusted Exchange Rate.






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                                                                              52











               E  =        the then current Exchange Rate.

               O  =        the number of shares or units of the Underlying
                           Exchange Property outstanding immediately prior to the issuance of such convertible, exchangeable or exercisable securities.

               P  =        the aggregate consideration received in respect of
                           such convertible, exchangeable or exercisable securities (including consideration receivable upon such conversion, exchange or exercise, if any).

               M  =        the current Average Quoted Price per share or unit
                           of the Underlying Exchange Property on the date of issuance of such convertible, exchangeable or exercisable securities.

               D  =        the maximum number of shares or units of the
                           Underlying Exchange Property issuable upon conversion, exchange or exercise of such convertible, exchangeable or exercisable securities at the initial conversion or exchange rate or exercise price.

            Any Holder exchanging any Notes after the date of such issuance shall be entitled to receive Exchange Property at the Exchange Rate as so adjusted pursuant to this Section 10.08(d), but subject to the provisions for readjustment set forth in this Section 10.08(d). The adjustment shall be made successively whenever any such issuance is made, and shall become effective immediately after such issuance. If all of the Exchange Property deliverable upon conversion, exchange or exercise of such convertible, exchangeable or exercisable securities have not been issued when such securities are no longer outstanding, then the Exchange Rate shall promptly be readjusted to the Exchange Rate which would then be in effect had the adjustment upon the issuance of such convertible, exchangeable or exercisable securities been made on the basis of the actual number of shares or units of such Exchange Property issued upon conversion, exchange or exercise of such securities.

            This Section 10.08(d) does not apply to (i) securities convertible into or exchangeable or exercisable for Exchange Property issued to any Issuer's employees under bona fide employee benefit plans approved by







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                                                                              53










an Issuer's board of directors (but only to the extent that the aggregate number of shares excluded hereby and issued after the date of this Indenture shall not be convertible into or exchangeable or exercisable for more than 10%, at the time of adoption of each such plan, of the outstanding shares or other units of such Exchange Property, exclusive of antidilution adjustments thereunder), (ii) securities issued upon the exercise of rights or warrants issued pro rata to all of the holders of shares or units of a class of securities, (iii) securities issued in a bona fide public offering pursuant to a firm commitment underwriting or (iv) securities issued in connection with a bona fide acquisition to any Person or to the shareholders of any Person in exchange for the stock or assets of such Person, which Person is not controlling, controlled by or under common control with the Corporation or any Affiliate of the Corporation. For purposes of this Section 10.08(d), in determining whether securities convertible into or exchangeable or exercisable for Underlying Exchange Property that are issued to an Issuer's employees under bona fide employee benefit plans approved by such Issuer's board of directors were issued for a total consideration (per share or unit) initially issuable upon conversion, exchange or exercise of such convertible, exchangeable or exercisable securities that is less than the Average Quoted Price (per share or unit) of the Underlying Exchange Property, the Average Quoted Price shall be deemed to be equal to the Quoted Price of such Underlying Exchange Property on the date such convertible, exchangeable or exercisable securities are awarded or granted to the Issuer's employees under such plans.

            (e) Notwithstanding the provisions of paragraphs (a), (b), (c) and
(d) of this Section 10.08, no adjustment in the Exchange Rate shall be required unless such adjustment would require an increase or decrease in the then current Exchange Rate of more than 1%; provided, however, that any adjustments which by reason of this Section 10.08(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment.

            (f) All calculations under this Section 10.08 shall be made to the nearest .0001 of a share, the nearest whole dollar, or the nearest integral unit, as applicable.

            (g) The Corporation shall, within five Business Days following the occurrence of an event that permits or requires an adjustment to the Exchange Rate or a change to







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                                                                              54










the Exchange Property pursuant to this Section 10.08 (or if the Corporation is not aware of such occurrence, as soon as practicable after becoming so aware), provide written notice to the Trustee of (i) the occurrence of such event, (ii) if applicable, whether the Corporation has elected to cause such adjustment to occur, (iii) in the case where the Exchange Rate has been adjusted, the Exchange Valuation Price of each item of property related to such adjustment and a statement in reasonable detail setting forth the method by which the Exchange Valuation Price and the adjustment to the Exchange Rate were determined and (iv) in the case where the Exchange Property has been changed, a statement in reasonable detail identifying each item of property comprising the Exchange Property and setting forth the Exchange Rate per Preferred Security for each such item of Exchange Property.

            (h) Upon a distribution of cash or other property (including rights, warrants or other securities) on Exchange Property of a particular type where the Corporation has exercised its right set forth in the last paragraph of
Section 10.08(b) to have the antidilution adjustments of Section 10.08(b) not apply, or in the event of a tender or exchange offer which, pursuant to the definition of "Exchange Property" results in the creation of new or additional Exchange Property (the "Tender Offer Consideration"), then, from and after the record date for determining the holders of Exchange Property entitled to receive the distribution, a Holder of Notes in respect of which the Exchange Right shall have been exercised shall upon such exchange be entitled to receive, in addition to the Exchange Property into which the Notes are exchangeable, the kind and amount of securities, cash or other assets comprising the distribution that such Holder would have received if such Holder had exchanged the Notes immediately prior to the record date for determining the Holders of Exchange Property entitled to receive the distribution or the Tender Offer Consideration described in the definition of Exchange Property, as the case may be.


                                   ARTICLE XI

                                  Subordination

            SECTION 11.01. Agreement To Subordinate. The Corporation agrees, and each Noteholder by accepting a Note agrees, that the indebtedness evidenced by the Notes and the payment of the Maturity Payment Amount, any Note Redemption

Price or,if applicable, the Acceleration Price and interest on each and all of the Notes is hereby expressly subordinated in right of payment, to the extent and in the manner provided in this Article XI, to the prior payment in full in cash or cash equivalents of all Senior Indebtedness, and that the subordination is for the benefit of the holders of Senior Indebtedness.

            SECTION 11.02. Certain Definitions. "Representative" means any Person whom the Corporation has, by written notice to the Trustee, identified as the indenture trustee or other trustee, agent or representative for an issue of Senior Indebtedness. Any such notice shall identify the name and address for notices of each Representative. The Trustee shall notify the Holders of any Representatives of the Senior Indebtedness promptly upon receiving notice of any such Representatives.

            "Senior Indebtedness" means all indebtedness or obligations, whether outstanding at the date of execution of this Indenture or thereafter incurred, assumed, guaranteed or otherwise created, unless the terms of the instrument or instruments by which the Corporation incurred, assumed, guaranteed or otherwise created any such indebtedness or obligation expressly provide that such indebtedness or obligation is subordinate to all other indebtedness of the Corporation or that such indebtedness or obligation is not superior in right of payment to the Notes with respect to any of the following (including, without limitation, interest accruing on or after a bankruptcy or other similar event, whether or not an allowed claim therein): (i) any indebtedness incurred by the Corporation or assumed or guaranteed, directly or indirectly, by the Corporation
(a) for money borrowed, including the Corporation's outstanding 8-3/4% Convertible Subordinated Debentures due 2015, (b) in connection with the acquisition of any business, property or other assets (other than trade payables incurred in the ordinary course of business) or (c) for advances or progress payments in connection with the construction or acquisition of any building, motion picture, television production or other entertainment of any kind; (ii) any obligation of the Corporation (or of a Subsidiary which is guaranteed by the Corporation) as lessee under a lease of real or personal property; (iii) any obligation of the Corporation to purchase property at a future date in connection with a financing by the Corporation or a Subsidiary; (iv) letters of credit; (v) currency swaps and interest rate hedges; and (vi) any deferral, renewal, extension or refunding of any of the foregoing.







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                                                                              56











            SECTION 11.03. Liquidation, Dissolution, Bankruptcy. Upon any payment or distribution of all or substantially all the assets of the Corporation, whether voluntary or involuntary, or upon any reorganization, readjustment, arrangement or similar proceeding relating to the Corporation or its property, whether or not the Corporation is a party thereto, and whether in bankruptcy, insolvency, receivership or similar proceedings, or upon any assignment by the Corporation for the benefit of creditors, or upon any other marshalling of the assets and liabilities of the Corporation:

            (1) all Senior Indebtedness shall first be paid in full in cash or cash equivalents, or provision made for such payment by deposit thereof in trust with a bank or banks (either theretofore acting as trustees under indentures pursuant to which Senior Indebtedness shall have been issued, or duly appointed paying agents for the purpose), before any payment or distribution whether in cash, property or securities (other than securities of the Corporation as reorganized or readjusted, or securities of the Corporation or any other corporation provided for by a plan of reorganization or readjustment, the payment of which is subordinate, at least to the extent provided in this Article XI with respect to the Notes, to the payment of all indebtedness of the nature of Senior Indebtedness, so long as the rights of the holders of the Senior Indebtedness are not altered adversely by such reorganization or readjustment ("Equivalent Notes")), is made on account of the principal of or interest on the indebtedness evidenced by the Notes;

            (2) any payment or distribution of any kind or character in respect of the Maturity Payment Amount, any Note Redemption Price or, if applicable, the Acceleration Price of or interest on the Notes, whether in cash, property or securities (other than Equivalent Notes), to which the Holders of the Notes would be entitled except for the provisions of this
      Article XI shall be paid or delivered by the Corporation or the liquidating trustee or agent or other person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or other trustee or agent, directly and ratably to the holders of Senior Indebtedness or their Representatives (subject to any subordination of any class of Senior Indebtedness, by the provisions thereof, to any other class or classes of Senior Indebtedness) ratably







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                                                                              57










      according to the aggregate amounts remaining unpaid on account of the principal of, and the premium, if any, and interest on, the Senior Indebtedness held or represented by each, to the extent necessary to make payment in full of all Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution, or provision therefor, to the holders of such Senior Indebtedness; and

            (3) in the event that, notwithstanding the foregoing, any payment or distribution of any kind or character in respect of the Maturity Payment Amount, any Note Redemption Price or, if applicable, the Acceleration Price of or interest on the Notes, whether in cash, property or securities (other than Equivalent Notes) shall be received by the Trustee or the Holders of the Notes before all Senior Indebtedness is paid in full, or provision made as aforesaid for its payment, such payment or distribution shall be held in trust for the ratable benefit of and shall be ratably paid over or delivered to the holders of Senior Indebtedness remaining unpaid or unprovided for or their Representatives, as provided in the foregoing subparagraph (b), for application to the payment of all principal of, and premium, if any, and interest on, such Senior Indebtedness remaining unpaid until all such Senior Indebtedness shall have been paid in full, after giving effect to any concurrent payment or distribution, or provision therefor, to the holders of such Senior Indebtedness.

            Subject to the payment in full of all Senior Indebtedness or provisions being made as aforesaid for its payment, the Holders of the Notes shall be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of cash, property or securities of the Corporation payable or distributable to the holders of the Senior Indebtedness, until the Maturity Payment Amount, any Note Redemption Price or, if applicable, the Acceleration Price of and interest on the Notes shall be paid in full. No payment or distribution to the holders of the Senior Indebtedness of any cash, property or securities to which the Holders of the Notes would be entitled except for the provisions of this Article XI, and no payment over or delivery pursuant to the provisions of this Article XI to the holders of the Senior Indebtedness or their Representatives by the Trustee or the Holders of the Notes, shall, as between the Corporation, its creditors other than the holders of Senior Indebtedness, and the Holders of the







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

Notes, be deemed to be a payment by the Corporation to or on account of the Senior Indebtedness, and no payments or distributions to the Trustee or the Holders of the Notes of cash, property or securities payable or distributable to the holders of the Senior Indebtedness, to which the Trustee or the Holders of the Notes shall become entitled pursuant to the provisions of the preceding sentence, shall, as between the Corporation, its creditors other than the holders of Senior Indebtedness, and the Holders of the Notes, be deemed to be a payment by the Corporation to the Holders of or on account of the Notes. Upon any distribution of assets or securities of the Corporation referred to in this
Article XI, the Trustee, subject to the provision of Article VII, and the Holders of the Notes shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which such dissolution, winding up, liquidation or reorganization proceedings are pending or a certificate of the liquidating trustee or agent or other Person making any payment or distribution to the Trustee or to the Holders of the Notes for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other indebtedness of the Corporation, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article XI.

            SECTION 11.04. Default on Senior Indebtedness. Subject to the provisions of Section 11.05 hereof, in the event and during the continuation of any default in the payment of principal of, or premium, if any, or interest on or other monetary obligation with respect to, any Senior Indebtedness beyond any applicable period of grace, or in the event that any event of default with respect to any Senior Indebtedness shall have occurred and be continuing, then, unless and until such event of default or default shall have been cured or waived or shall have ceased to exist, no payment of Maturity Payment Amount, any Note Redemption Price or, if applicable, the Acceleration Price or interest shall be made by the Corporation with respect to the Notes. Nothing contained in this Article XI or elsewhere in this Indenture, or in any of the Notes, shall, however, (a) prevent the Corporation from setting aside in trust as provided in
Section 2.04 or depositing with the Trustee or any paying agent, at any time, except during the pendency of any of the proceedings or upon the happening of any of the events referred to in the first paragraph of Section 11.03, or during the continuation of any such default or event of default (not cured or waived), moneys







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
for the payment of the Maturity Payment Amount, any Note Redemption Price or, if applicable, the Acceleration Price of or interest on the Notes, or (b) prevent the application by the Trustee or any paying agent of any moneys deposited with it hereunder by the Corporation to the payment of or on account of the Maturity Payment Amount, any Note Redemption Price or, if applicable, the Acceleration Price of or interest on the Notes, if, at the time of such deposit, the Trustee or such paying agent, as the case may be, did not have written notice of any event prohibiting the making of such deposit by the Corporation.

            The Corporation shall give prompt written notice to the Trustee of any facts which would prohibit the making of any payment of moneys to or by the Trustee, including any dissolution, winding up, liquidation or reorganization of the Corporation within the meaning of this Article XI. Anything in this Article XI or elsewhere in this Indenture contained to the contrary notwithstanding, the Trustee shall not be charged with knowledge of the existence of any Senior Indebtedness or of any default or event of default with respect to any Senior Indebtedness or of any other facts which would prohibit the making of any payment of moneys to or by the Trustee, unless and until the Trustee shall have received notice in writing to that effect signed by an officer of the Corporation or by a holder of Senior Indebtedness who shall have been certified by the Corporation or otherwise established to the reasonable satisfaction of the Trustee to be such holder, or by a Representative of Senior Indebtedness.

            SECTION 11.05. Disputes with Holders of Certain Senior Indebtedness. Any failure by the Corporation to make any payment on or perform any other obligation under Senior Indebtedness, other than any indebtedness incurred by the Corporation or assumed or guaranteed, directly or indirectly, by the Corporation for money borrowed (or any deferral, renewal, extension or refunding thereof) or any indebtedness or obligation in which the provisions of this
Section 11.05 shall have been waived by the Corporation in the instrument or instruments by which the Corporation incurred, assumed, guaranteed or otherwise created such indebtedness or obligation, shall not be deemed a default or event of default under Section 11.04 hereof for so long as (i) the Corporation shall be disputing its obligation to make such payment or perform such obligation and
(ii) either (A) such dispute shall not have resulted in a judgment against the Corporation or the applicable Subsidiary that shall have remained undischarged or unbonded and have







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
remained in force for more than the applicable appeal period or (B) in the event of such a judgment, the Corporation or the applicable Subsidiary shall in good faith be prosecuting an appeal or other proceeding for review and upon which a stay of execution shall have been obtained pending such appeal or review.

            SECTION 11.06. Acceleration of Notes. If an Event of Default, other than an Event of Default under paragraph (4) or (5) of Section 6.01, shall have occurred and be continuing, the Trustee or the Holder of the Notes electing to accelerate the Notes pursuant to Section 6.02 shall give the Representatives of the Senior Indebtedness five days' prior written notice before accelerating the Notes, which notice shall state that it is a "Notice of Intent to Accelerate"; provided, however, that the Trustee or such Holders may so accelerate the Notes immediately without such notice if at such time payment of any Senior Indebtedness shall have been accelerated. If payment of the Notes is accelerated because of an Event of Default, the Corporation shall promptly notify holders of Senior Indebtedness (or their Representatives) of the acceleration.

            SECTION 11.07. When Distribution Must Be Paid Over. If a distribution is made to Noteholders that because of this Article XI should not have been made to them, the Noteholders who receive the distribution shall hold it in trust for holders of Senior Indebtedness and pay it over to them as their interests may appear.

            SECTION 11.08. Relative Rights. This Article XI defines the relative rights of Noteholders and holders of Senior Indebtedness. Nothing in this Indenture shall:

            (1) impair, as between the Corporation and Noteholders the obligation of the Corporation, which is absolute and unconditional, to pay the Maturity Payment Amount, any Note Redemption Price or, if applicable, the Acceleration Price of and interest on the Notes in accordance with their terms;

            (2) affect the relative rights of Noteholders and creditors of the Corporation other than holders of Senior Indebtedness; or

            (3) subject to Section 11.06, prevent the Trustee or any Noteholder from exercising its available remedies upon a Default, subject to the rights of







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
      holders of Senior Indebtedness to receive distributions otherwise payable to Noteholders.

            If the Corporation fails because of this Article XI to pay the Maturity Payment Amount or any Note Redemption Price of or interest on a Note on the due date, the failure is still a Default.

            SECTION 11.09. Subordination May Not Be Impaired by Corporation. No right of any holder of Senior Indebtedness to enforce the subordination of the indebtedness evidenced by the Notes shall be impaired by any act or failure to act by the Corporation or by its failure to comply with this Indenture.

            SECTION 11.10. Distribution or Notice to Representative. Whenever a distribution is to be made or a notice given to holders of Senior Indebtedness, the distribution may be made and the notice given to their Representative.

            SECTION 11.11. Rights of Trustee and Paying Agent. The Trustee or Paying Agent may continue to make payments on the Notes until it receives notice satisfactory to it that payments may not be made under this Article. The Corporation, the Registrar or co-registrar, the Paying Agent, a Representative or a holder of Senior Indebtedness may give the notice; provided, however, that if an issue of Senior Indebtedness has a Representative, only the Representative may give the notice on behalf of the holders of Senior Indebtedness.

            The Trustee in its individual or any other capacity may hold Senior Indebtedness with the same rights it would have if it were not Trustee. The Registrar and co-registrar, the Paying Agent may do the same with like rights.

            SECTION 11.12. Notice to Trustee. The Corporation shall give prompt written notice to a Trust Officer at the address of the Trustee determined pursuant to Section 12.02 of any fact known to the Corporation which would prohibit the making of any payment to or by the Trustee in respect of the Notes. Notwithstanding the provisions of this Article XI or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee in respect of the Notes, unless and until the Trustee shall have received







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
written notice thereof from the Corporation or a holder of Senior Indebtedness or from any Representative therefor, and, prior to the receipt of any such written notice, the Trustee, subject to the provisions of Section 7.01, shall be entitled in all respects to assume that no such facts exist; provided, however, that if the Trustee shall not have received the notice provided for in this Section by the close of business on the Business Day immediately prior to the date upon which by the terms hereof any money may become payable for any purpose (including, without limitation, the payment of the Maturity Payment Amount of or interest on any Note), then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such money and to apply the same to the purpose for which such money was received and shall not be affected by any notice to the contrary which may be received by it during or after the close of business on such immediately prior Business Day.

            SECTION 11.13. Trustee Not a Fiduciary. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness and shall not be liable to any such holder if it shall mistakenly pay over or distribute to Noteholders or the Corporation or any other Person money or assets to which any holders of Senior Indebtedness shall be entitled by virtue of this Article XI or otherwise.

            SECTION 11.14. Effectuation of Subordination by Trustee. Each Holder of the Notes, by his acceptance thereof, authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article and appoints the Trustee his attorney-in-fact for any and all such purposes.

            SECTION 11.15. Article Applicable to Paying Agents. In case at any time any Paying Agent other than the Trustee and the Corporation shall have been appointed by the Corporation and be then acting hereunder, the term "Trustee" as used in this Article shall in such case (unless the context shall require otherwise) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article in addition to or in place of the Trustee.









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                                                                              63










                                   ARTICLE XII

                                  Miscellaneous

            SECTION 12.01. Trust Indenture Act Controls. If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

            SECTION 12.02. Notices. Except as otherwise provided for herein, any notice or communication shall be sufficiently given if in writing and delivered in person or three business days after mailed by first-class mail addressed as follows:

            (i) if to the Corporation:

                 Time Warner Inc.
                 75 Rockefeller Plaza
                 New York, New York 10019
                 Attention of General Counsel

            (ii) if to the Trustee:

                 Chemical Bank
                 450 West 33rd Street (15th Floor)
                 New York, New York 10001
                 Attention of Corporate Trust Administration

            The Corporation or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

            Any notice or communication mailed to a Noteholder shall be mailed to the Noteholder at the Noteholder's address as it appears on the registration books of the Registrar with a copy to the Trustee and shall be sufficiently given if so mailed within the time prescribed.

            Failure to mail a notice or communication to a Noteholder or any defect in it shall not affect its sufficiency with respect to other Noteholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

            SECTION  12.03.   Communication   by  Holders  with  Other  Holders.
Noteholders may communicate pursuant to TIA ss. 312(b) or any successor provision thereto with other







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                                                                              64










Noteholders with respect to their rights under this Indenture or the Notes. The Corporation, the Trustee, the Registrar and anyone else shall have the protection of TIA ss. 312(c) or any successor provision thereto.

            SECTION 12.04. Certificate and Opinions as to Conditions Precedent. Upon any request or application by the Corporation to the Trustee to take any action under this Indenture, the Corporation shall furnish to the Trustee:

            (1) an Officers' Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

            (2) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

            SECTION 12.05. Statements Required in Certificate or Opinion. Unless otherwise provided herein, each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture shall include:

            (1) a statement that the person making such certificate or opinion has read such covenant or condition;

            (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

            (3) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

            (4) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

            SECTION 12.06. Rules by Trustee, Paying Agent and Registrar. The Trustee may make reasonable rules for action by or a meeting of Noteholders, including, without limitation, the setting of a record date for the taking of any such action as set forth in Section 9.02. The Registrar







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                                                                              65










or the Paying Agent may make reasonable rules for its functions.

            SECTION 12.07. Payment Date. Unless otherwise specified herein, if a payment date is not a Business Day at a place of payment, payment shall be made at that place on the next succeeding Business Day; and no interest shall accrue for the intervening period, except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the applicable payment date.

            SECTION 12.08. Governing Law. The laws of the State of New York shall govern this Indenture and the Notes.

            SECTION 12.09. No Adverse Interpretation of Other Agreements. This Indenture may not be used to interpret another indenture, loan or debt agreement of the Corporation or a Subsidiary of the Corporation. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

            SECTION 12.10. No Recourse Against Others. All liability described in Section 15 of the Notes of any director, officer, employee or stockholder, as such, of the Corporation is waived and released.

            SECTION 12.11. Successors. All agreements of the Corporation in this Indenture and the Notes shall bind its successor. All agreements of the Trustee in this Indenture shall bind its successor.

            SECTION 12.12. Duplicate Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

            SECTION 12.13. Assignment. The Corporation will have the right at all times to assign any of its rights or obligations under this Indenture and the Notes to a direct or indirect wholly owned subsidiary of the Corporation, provided that, in the event of any such assignment, the Corporation will remain jointly and severally liable for all such obligations. Subject to the foregoing, the Indenture will be binding upon and inure to the benefit of the parties thereto and their respective successors and assigns. This







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                                                                              66










Indenture may not otherwise be assigned by the parties hereto.

            SECTION 12.14. Tax Characterization. The Corporation, the Trustee and each Holder of a Note (by acceptance thereof) agrees to treat the Notes as debt instruments for United States Federal, state and local income and franchise tax purposes and agrees not to take any contrary position before any taxing authority or on any tax return.








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                                                                              67










                                               TIME WARNER INC.,

                                                 by
                                                   -------------------------
                                                   Name:  Thomas W. McEnerney
                                                   Title:  Vice President
[Seal]

Attest:


----------------------------
Title:  Assistant
        Secretary


                                               CHEMICAL BANK,

                                                 by
                                                   -------------------------
                                                   Name:  Richard Lorenzen
                                                   Title:  Senior Trust
                                                           Officer
[Seal]

Attest:


----------------------------
Name:  David G. Safer
Title:  Trust Officer

                                                                       EXHIBIT A










                             [FORM OF FACE OF NOTE]


No.


                                TIME WARNER INC.

                   4% Subordinated Note due December 23, 1997


            Time Warner Inc., a Delaware corporation, or any successor under the Indenture referred to on the reverse hereof promises to pay to [ ], or its registered assigns, in respect of each Minimum Denomination of this Note an amount equal to the lesser of (a) $54.41 and (b) the Exchange Valuation Price on the Trading Day immediately preceding December 17, 1997, on December 23, 1997. See Section 7, "Subordination", on the other side of this Note. This Note has a Principal Amount of [ ] ($ ).

   Interest Payment Dates:  March 30, June 30,
                          September 30 and December 30

     Record Dates:  March 15, June 15, September 15 and
                    December 15

            Additional provisions of this Note are set forth on the other side of this Note.

Dated:
                                              TIME WARNER INC.,

                                                by
                                                  --------------------------
                                                  Senior Vice President
                                                  and Chief Financial Officer


[Seal]                                          by
                                                  --------------------------
                                                  Assistant Secretary

CHEMICAL BANK, as Trustee,
certifies that this is one
of the Notes referred
to in the Indenture.

by
  --------------------------
  Authorized Officer

                         [FORM OF REVERSE SIDE OF NOTE]

                                TIME WARNER INC.

                   4% Subordinated Note due December 23, 1997

            1. Interest. Time Warner Inc., a Delaware corporation (such corporation or any successor pursuant to the Indenture referred to below being called the "Corporation"), promises to pay interest on the Principal Amount of this Note, at the rate per annum shown above (or $1.24 per annum per Minimum Denomination). The Corporation will pay interest quarterly on March 30, June 30, September 30 and December 30 of each year. Interest on the Notes will accrue from the most recent date on which interest has been paid or, if no interest has been paid, from August 15, 1995. Interest will be computed on the basis of a 360-day year of twelve 30-day months. Interest payable for any period shorter than a full quarterly interest period will be computed on the basis of a 360-day year of twelve 30-day months on the basis of the actual number of days elapsed in such 30-day month. In the event, however, that the Notes shall not continue to remain in book-entry only form, the Corporation shall have the right to select the applicable record dates, which shall be more than one Business Day prior to the relevant interest payment date.

            2. Method of Payment. The Corporation will pay interest on the Notes (except Defaulted Interest) to the Persons who are registered holders of Notes at the close of business on March 15, June 15, September 15 or December 15 next preceding the Interest Payment Date. In the event that any date on which interest is payable is not a Business Day (as defined in the Indenture (as defined below)), then payment of such interest will be made on the next succeeding Business Day (without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date. Holders must surrender Notes to a Paying Agent to collect payments of Maturity Payment Amounts. The Corporation will pay Maturity Payment Amounts and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Corporation may pay Maturity Amount Payments and interest by check payable in such money. It may mail an interest check to a Holder's registered address.

            3. Paying Agent and Registrar. Initially, Chemical Bank, a New York banking corporation (the "Trustee"), will act as Paying Agent and Registrar. The Corporation may appoint and change any Paying Agent, Registrar or co-registrar without notice. The Corporation or any of its Subsidiaries may act as Paying Agent, Registrar or co-registrar.

            4. Indenture. The Corporation issued the Notes under an Indenture dated as of August 15, 1995 (the "Indenture"), between the Corporation and the Trustee. The terms of the Notes include those stated herein and in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. ss.ss. 77aaa- 77bbbb) (the "Trust Indenture Act") as in effect from time to time. The Notes are subject to all such terms, and Noteholders are referred to the Indenture and the Trust Indenture Act for a statement of those terms. Capitalized terms used but not defined in this Note have the meanings ascribed to them in the Indenture.

            5. Redemption. The Corporation may, at its sole option, redeem at any time or from time to time all or any part of the outstanding Notes at the Note Call Price together in each case with an amount equal to accrued and unpaid interest to the Optional Redemption Date.

            Upon the occurrence of a Tax Event or an Investment Company Event, the Corporation will have the right to elect to, under certain circumstances,
(a) dissolve the Trust and cause the Notes to be distributed to the Holders of the Preferred Securities, (b) redeem all the Notes at the Special Redemption Price plus accrued and unpaid interest thereon or (c) in the case of a Tax Event, allow the Notes to remain outstanding and indemnify the Trust for any taxes payable by it as a result of such Tax Event.

            If a Note Redemption Notice for any such optional redemption or special event redemption shall have been given as provided in Section 3.03 of the Indenture, interest on the Notes called for redemption shall cease to accrue, such Notes shall no longer be deemed to be outstanding, and all rights of the Holders thereof (except the right to receive from the Corporation the Note Redemption Price plus interest to the Redemption Date without further interest) shall cease (including any right to receive interest otherwise payable on any Interest Payment Date that would have occurred after the Redemption Date) from and after the Redemption Date (unless







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the Corporation shall default in the payment of the Note Redemption Price). Upon surrender (in accordance with the Note Redemption Notice) of the certificate or certificates for any Notes to be so redeemed (properly endorsed or assigned for transfer, if the Corporation shall so require and the Note Redemption Notice shall so state), such Notes shall be redeemed by the Corporation at the applicable Note Redemption Price plus interest to the Redemption Date. In case fewer than all the Notes represented by any such certificates are to be redeemed a new certificate shall be issued representing the unredeemed Notes without cost to the Holder thereof. Subject to applicable escheat laws, any moneys set aside by the Corporation and unclaimed at the end of one year from the Redemption Date shall revert to the general funds of the Corporation, after which reversion the Holders of such Notes so called for redemption shall look only to the general funds of the Corporation for the payment of the Note Redemption Price without interest.

            6. Exchange Right. In the event the Corporation causes, pursuant to
Section 3.03 of the Indenture or otherwise, the Notes held by the Property Trustee to be distributed to Holders of the Preferred Securities the Corporation shall have the right in respect of the maturity or any redemption of the Notes, exercisable upon notice to such Holders of the Notes in accordance with the Indenture, to require such Holders to exchange their Notes for Exchange Property (and, at the option of the Corporation, cash) plus cash in an amount equal to all accrued and unpaid interest. Initially, the Exchange Rate for each Minimum Denomination of Notes is one share of Hasbro Common Stock, subject to certain antidilution adjustments as set forth in the Indenture.

            7. Subordination. The Notes are subordinated to Senior Indebtedness (as defined in Section 11.02 of the Indenture). To the extent provided in the Indenture, Senior Indebtedness must be paid before the Notes may be paid. The Corporation agrees, and each Noteholder by accepting a Note agrees, to the subordination and authorizes the Trustee to give it effect.

            8. Denominations; Transfer; Exchange. The Notes are in registered form without coupons in denominations equal to the Minimum Denomination and whole multiples of the Minimum Denomination. A Holder may register the transfer of or exchange Notes only in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and







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to pay any taxes and fees required by law or permitted by the Indenture. The
Registrar need not register the transfer of or exchange any Notes selected for redemption, except that, where the applicable Note Redemption Notice states that a Note is to be redeemed in part, the portion of the Note not to be redeemed may be transferred. Also, the Registrar need not register the transfer of or exchange any Notes for a period of 15 days before a selection of Notes to be redeemed or before an interest payment.

            9. Persons Deemed Owners. The registered Holder of this Note may be treated as the owner of it for all purposes.

            10. Unclaimed Money. If money for the payment of the Maturity Payment Amount or any Note Redemption Price or interest remains unclaimed for one year, the Trustee or Paying Agent will pay the money back to the Corporation at its request; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Corporation cause to be published once in a newspaper of general circulation in The City of New York and will mail to each such Holder notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication or mailing, any unclaimed balance of such money then remaining will be repaid to the Corporation. After payment to the Corporation, Noteholders entitled to the money must look to the Corporation for payment as general creditors unless an applicable abandoned property law designates another Person.

            11. Amendment, Supplement, Waiver. Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the written consent of the Holders of a majority in aggregate Principal Amount of the Notes then outstanding, and any past default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in aggregate Principal Amount of the Notes then outstanding. Without the consent of any Noteholder, the Corporation may amend or supplement the Indenture or the Notes to cure any ambiguity, omission, defect or inconsistency, or to comply with
Article V of the Indenture, or to provide for uncertificated Notes, or to make any change that does not adversely affect the rights of any Noteholder. Without the consent of any Noteholder, the Trustee may waive compliance with any provisions of the







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Indenture or the Notes if the waiver does not adversely affect the rights of any
Noteholder.

            12. Successor Corporation. When a successor corporation assumes all the obligations of its predecessor under the Notes and the Indenture, the predecessor corporation will be released from those obligations.

            13. Defaults and Remedies. Each of the following is an Event of
Default: (a) default for 30 days in payment of any interest on the Notes; (b) default in payment of the Maturity Payment Amount or Note Redemption Price of the Notes or any accrued and unpaid interest with respect thereto; (c) failure by the Corporation for 90 days after notice to it by the Trustee or the Holders of at least 25% in aggregate Principal Amount of the Notes then outstanding to comply with any of its other agreements or covenants in the Indenture or the Notes; and (d) certain events of bankruptcy or insolvency. If an Event of Default described in (a), (b) or (c) above occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate Principal Amount of the Notes then outstanding by notice to the Corporation and the Trustee, may declare the Notes to be due and payable and, upon any such declaration, the Notes shall become due and payable immediately in an amount per Minimum Denomination equal to: (i) the lesser of (A) $54.41 and (B) the Exchange Valuation Price on the Trading Day immediately preceding such Event of Default of such amount of Exchange Property as relates to each Minimum Denomination of Notes on such Trading Day; provided, however, if such Event of Default is in payment of the Note Call Price or the Special Redemption Price, the amount due and payable shall equal the Note Call Price or the Special Redemption Price, as the case may be (in either case, the "Acceleration Price") plus (ii) accrued interest on all the Notes to be due and payable immediately. Upon such a declaration, the Acceleration Price and such interest shall be due and payable immediately. If an Event of Default described in paragraph (d) above occurs and is continuing, the Acceleration Price of and any accrued interest on the Notes then outstanding shall become immediately due and payable (it being understood that, if at the time of such Event of Default an Event of Default described in paragraph (a), (b) or (c) above shall be continuing, the Acceleration Price shall be the amount calculated in respect thereof in accordance with the definition of such term and if no such Event of Default shall be continuing, the Acceleration Price shall be calculated without regard to the proviso in the definition of such







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term). Upon payment of such amounts, all of the Corporation's obligations hereunder shall terminate. The Trustee may refuse to enforce the Indenture or the Notes unless it receives indemnity satisfactory to it. Subject to certain limitations, Holders of a majority in aggregate Principal Amount of the Notes then outstanding may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Noteholders notice of any continuing default (except a default in payment of Maturity Payment Amount or Note Redemption Price or interest) if it determines that withholding notice is in their interest.

            14. Trustee Dealings with the Corporation. Chemical Bank, a New York banking corporation, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by the Corporation or its affiliates and may otherwise deal with the Corporation or its affiliates with the same rights it would have if it were not Trustee.

            15. No Recourse Against Others. A director, officer, employee or stockholder, as such, of the Corporation shall not have any liability for any obligations of the Corporation under the Notes or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Noteholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Notes.

            16. Authentication. This Note shall not be valid until the Trustee signs the certification of authentication on the other side of this Note.

            17. Abbreviations. Customary abbreviations may be used in the name of a Noteholder or an assignee, such as: TEN COM ( = tenants in common), TEN ENT ( = tenants by the entireties), JT TEN ( = joint tenants with right of survivorship and not as tenants in common), CUST ( = Custodian), and U G M A ( = Uniform Gifts to Minors Act).

            The Corporation will furnish to any Noteholder upon written request and without charge a copy of the Indenture. Requests may be made to: Time Warner Inc., 75 Rockefeller Plaza, New York, N.Y. 10019, Attention of Corporate Secretary.






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